Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and,

where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Execution Version

LOAN AGREEMENT

among

HAMMERHEAD SOLAR, LLC,

a Delaware limited liability company

(Borrower);

BANK OF AMERICA, N.A.

(as the Collateral Agent and Administrative Agent);

and

THE LENDERS PARTIES HERETO

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

i

5.8 Taxes and Other Government Charges	62

5.9 Compliance With Laws; Instruments, Etc.	63

5.10 Indemnification	63

5.11 Revenue & Operating Accounts	65

5.12 Compliance with Sanctioned Persons Laws	65

5.13 Separateness Provisions; Required Provisions in LLC Agreement	66

5.14 Distributions by Certain Subsidiaries	66

5.15 Borrowing Base Certificate	67

ARTICLE 6 NEGATIVE COVENANTS OF BORROWER	67

6.1 Interest Rate Coverage Ratio	67

6.2 Limitations on Liens	67

6.3 Indebtedness	67

6.4 Sale or Lease of Assets	67

6.5 Changes	68

6.6 Distributions	68

6.7 Investments	68

6.8 Federal Reserve Regulations	68

6.9 Fundamental Changes	69

6.10 Amendments; Other Agreements	69

6.11 Name and Location; Fiscal Year	69

6.12 Assignment	69

6.13 Transfer of Equity Interest	69

6.14 Accounts	69

6.15 Transaction with Affiliates	69

6.16 Limitation on Dividends and Other Payment Restrictions Affecting Certain Subsidiaries	70

6.17 Hedge Agreement	70

6.18 Operations and Maintenance in Partnership	70

ARTICLE 7 ACCOUNTS; APPLICATION OF FUNDS	70

7.1 Accounts; Application of Funds in Accounts	70

ARTICLE 8 EVENTS OF DEFAULT; REMEDIES	70

8.1 Events of Default	71

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.2 Remedies	72

ARTICLE 9 THE AGENTS; AMENDMENTS; ASSIGNMENTS	73

9.1 Appointment and Authority	73

9.2 Rights as a Lender	73

9.3 Exculpatory Provisions	73

9.4 Reliance by Administrative Agent	74

9.5 Delegation of Duties	75

9.6 Resignation of Administrative Agent	75

9.7 Non-Reliance on Administrative Agent and Other Lenders	76

9.8 Administrative Agent May File Proofs of Claim	76

9.9 Collateral Matters	77

9.10 Indemnification	77

9.11 No Advisory or Fiduciary Responsibility	78

9.12 Amendments	78

9.13 Withholding Tax	79

9.14 Participations	80

9.15 Assignments	81

9.16 Assignability to Federal Reserve Bank or Central Bank	83

9.17 Exercise of Discretion	83

ARTICLE 10 MISCELLANEOUS	84

10.1 Addresses; Notices	84

10.2 Right to Set-Off	88

10.3 Delay and Waiver	88

10.4 Costs, Expenses and Attorney’s Fees	88

10.5 Entire Agreement	89

10.6 Governing Law	89

10.7 Severability	89

10.8 Headings	89

10.9 Accounting Terms	89

10.10 No Partnership, Etc.	90

10.11 Waiver of Jury Trial	90

10.12 Consent to Jurisdiction; Service of Process	90

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.13 Interest Rate Limitation	91

10.14 Successors and Assigns	91

10.15 Patriot Act Compliance	91

10.16 Binding Effect; Counterparts	92

10.17 Confidentiality	92

10.18 Survival of Agreements	93

10.19 Electronic Execution of Assignments and Certain Other Documents	93

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

INDEX OF EXHIBITS

INDEX OF SCHEDULES

Schedule 1.1(a)	Knowledge Individuals

Schedule 1.1(b)	Change of Control

Schedule 1.1(c)	Operating Account

Schedule 2.10	Additional Subject Funds

Schedule 3.1(m)	Consents

Schedule 5.13	Separateness Provisions

INDEX OF ANNEXES

Annex 1	Account Information

Annex 2	Lenders/Lending Office

Annex 3	Schedule of Lender Commitments

INDEX OF APPENDICES

Appendix 1	Advance Rate

Appendix 2	Borrowing Base Certificate Calculations

Appendix 3	Eligibility Representations

Appendix 4	List of Subject Funds, Funded Subsidiaries and Investors

Appendix 5	Project Documents

Appendix 6	System Information

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

v

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of February 4, 2014 (this “Agreement”), is made by and among HAMMERHEAD SOLAR, LLC, a Delaware limited liability company (the “Borrower”), each of the lenders that is a signatory to this Agreement identified as a “Lender” on the signature pages to this Agreement and listed on Annex 2 or that shall become a “Lender” under this Agreement pursuant to the terms of this Agreement (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A, as the collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”, and, together with the Collateral Agent, the “Agents”).

WHEREAS, the Borrower has requested that the Lenders make loans to the Borrower to monetize certain of the future distributions to be received by the Borrower from its subsidiaries in connection with Subject Funds; and

WHEREAS, the Lenders are willing to make such loans upon the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits and schedules shall have the meanings set forth below:

“Accounts” has the meaning given in the CADA.

“Actual Net Cash Flow” means the actual amount of all Distributions of On-Going Revenue paid to the CADA Subsidiary Parties, which such amounts shall be paid directly from the CADA Subsidiary Parties to the Borrower.

“Administrative Agent” has the meaning given in the introductory paragraph of this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in the form supplied by the Administrative Agent.

“Advance Models” means, with respect to any Borrowing Base Certificate, a model in the form of Exhibit H hereto for each Subject Fund (which Exhibit H may be updated from time to time with the addition of new Subject Funds pursuant to Section 2.10 hereto or in accordance with Section 9.12(a)), (a) forecasting the distributions allocated to the applicable Partnership Managing Member, Lessor Managing Member or Lessor, as the case may be, and (b) reflecting

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the aggregation of each Advance Model delivered prior to the date thereof, with calculations and assumptions in form and substance satisfactory to the Administrative Agent and the Lenders and as agreed upon prior to the Closing Date. Each Advance Model will be actualized as of the date of the Borrowing Base Certificate to reflect (i) each Current Project’s System Information, fair market value and forecasted production (provided, the projected cash flows for a Current Project shall only include projected cash flows attributable to the initial term of the applicable Customer Agreement unless otherwise required to be modified in accordance with the provisions hereof), (ii) any necessary modifications required to reflect (A) the System Information, fair market value and forecasted production for a PV System, and any changes to Net Cash Flows as a result of changes to Managing Member cash distribution allocations or Flip Dates (as defined in each Subject Fund’s applicable Project Document) as reflected in any True-Up Reports delivered with respect to a Subject Fund and (B) as necessary to calculate the Investor’s preferred return, the capital contributions made by an Investor of a Subject Fund, and (iii) the effect of host customer prepayments, customer terminations, Defaulted Systems and Terminated Systems. Each Advance Model shall identify PV Systems that have become Watched Systems, Subject Funds that have become Watched Funds, and changes to the status of any Watched Assets. The Advance Model for each Subject Fund shall be derived from the Tax Equity Model for such Subject Fund (and shall accurately portray the terms of the applicable Project Documents), provided that such model shall be adjusted to reflect (v) expenses, including maintenance reserves, if any, inverter expenses, if any, and customer default assumptions (provided, however, that the amount of such expenses may differ from the applicable Tax Equity Model as agreed by the Borrower and the Administrative Agent); (w) exclusion of cash flows with respect to SRECs, Rent Prepayments or upfront rebates; (x) exclusion of cash flows with respect to Defaulted Systems and Terminated Systems; (y) [***]; and (z) changes to Net Cash Flow in connection with the upsizing or modification of an Investor’s investment with respect to a Subject Fund.

“Advance Rate” has the meaning given in Appendix 1.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agent Fees” has the meaning given in Section 2.3(b).

“Agents” has the meaning given in the introductory paragraph of this Agreement.

“Agreement” has the meaning given in the introductory paragraph of this Agreement.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Borrower could be required to pay if such Hedging Agreement were terminated on such date.

“Anti-Terrorism Laws” means any Federal laws of the United States of America relating to terrorism or money laundering, including Executive Order 13224; the Patriot Act and the regulations administered by OFAC.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Applicable Interest Rate” means (a) for any LIBO Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin or (b) for any Base Rate Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the Base Rate for such Interest Period plus the Applicable Margin.

“Applicable Margin” means 3.25%.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Asset Discount Rate” has the meaning given in Appendix 2.

“Availability Period” means a period commencing on the Closing Date and ending on the earlier of (a) the date when the Commitments have been fully utilized for Borrowings and (b) June 30, 2015; provided, that the Availability Period may be extended upon the mutual agreement of the Administrative Agent and the Borrower to accommodate (i) any new Subject Funds approved pursuant to Section 2.10 or (ii) any extensions to Completion Deadlines of any Subject Funds; provided, further, that in no event shall the Availability Period exceed the Loan Maturity Date.

“Available Borrowing Base” has the meaning given in Appendix 2.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other applicable law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding shall be commenced against such Person under any other applicable federal, State or other applicable law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; or (h) any other similar relief shall be granted against such Person under any federal, State or other applicable law.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Bankruptcy Law” means Title 11, United States Code, and any other State or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the LIBO Rate plus 1.0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan that bears interest at rates based upon the Base Rate.

“Benefited Lender” has the meaning given in Section 2.5(b).

“Borrower” has the meaning given in the introductory paragraph of this Agreement.

“Borrower Materials” has the meaning given in Section 10.1(d).

“Borrower’s Knowledge” means the actual knowledge of (a) any Responsible Officer of the Borrower or, (b) any Person set forth on Schedule 1.1 (but only with respect to matters relating to the Subject Fund(s) corresponding to such Person) or any Person who assumes the responsibility of a Person set forth on Schedule 1.1 with respect to a corresponding Subject Fund, of (x) a fact, condition or circumstance or (y) a fact, condition or circumstance which would cause a reasonably prudent person to conduct further inquiry.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of LIBO Loans, as to which a single Interest Period is in effect.

“Borrowing Base Certificate” means the certificate in the form of Exhibit G.

“Borrowing Base Certificate Calculations” means those calculations to be set forth in the Borrowing Base Certificate as described in Appendix 2.

“Borrowing Base Certificate Date” means each date upon which a Borrowing Base Certificate is submitted in accordance with the terms of Section 2.1(a)(iii) or Section 5.15.

“Borrowing Base Requirements” means, as of the date of a Borrowing Base Certificate, (a) the Available Borrowing Base exceeds the Outstanding P&I plus Operating Expenses and (b) the Interest Rate Coverage Ratio is not less than 1.40:1.00.

“Borrowing Date” means that date on which a Borrowing occurs.

“Borrowing Notice” has the meaning given in Section 2.1(a)(iii).

“Breakage Event” has the meaning given in Section 2.7.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York or California; provided that when used in connection with a Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“CADA” means the Collateral Agency and Depositary Agreement, dated as of the date hereof, among the Borrower; the Collateral Agent; the Depositary; each Subsidiary Party thereto; and, the Lenders, solely for the purposes of Section 5.1 and Article VII thereof.

“CADA Subsidiary Party” means each of [***] and each other Person that becomes a party to the CADA as a Subsidiary Party in accordance with the terms thereof.

“Capital Adequacy Requirement” has the meaning given in Section 2.6(b).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

A “Change in Control” shall be deemed to have occurred if:

(a) SolarCity (or any successor entity thereto) shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding equity interests in Member;

(b) Member shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in the Borrower;

(c) the Borrower shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in each Funded Subsidiary other than a Partnership or Lessor Partnership; or

(d) a Partnership Managing Member or Lessor Managing Member fails to own 100% of the class of Equity Interests owned as of the date the related Partnership or Lessor, as applicable, becomes a Subject Fund under this Agreement and as set forth on Schedule 1.1(b) hereto;

provided, that any disposition that would otherwise be a Change in Control that (x) complies with the terms of Section 2.10 or Section 6.4 or (y) for purposes of clause (d), is a transfer of less than 1% of such Equity Interests required by the applicable Project Document, shall not be deemed to be a Change in Control.

“Change of Law” means, after the Closing Date, the (i) occurrence of any adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(ii) compliance by any Lender or the Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority, that, in each such case, makes it unlawful or impossible for any Lender to make or maintain any Loan; for the avoidance of doubt, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning given in Section 10.13.

“Closing Date” means the date when each of the conditions precedent listed in Section 3.1 has been satisfied (or waived in writing by the Agents and the Lenders).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, with respect to a Collateral Document, all property which is subject or is intended or required to become subject to the security interests or Liens granted by such Collateral Document.

“Collateral Agent” has the meaning given in the introductory paragraph of this Agreement.

“Collateral Documents” means the CADA, the Member Pledge, the Security Agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Commitment” means, at any time with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as a maximum aggregate principal amount of the Loans to be made by such Lender hereunder as such amount may be (a) reduced from time to time pursuant to Section 2.2(c), (b) reduced or modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.14 or (c) increased pursuant to Section 2.9. The initial amount of each Lender’s Commitment is set forth in Annex 3 hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Fee” has the meaning given to such term in the Fee Letters.

“Communications” has the meaning given in Section 10.1(c).

“Completion Certificate” means that certificate delivered by SolarCity or the applicable Lessor pursuant to the terms of the applicable Project Document of the applicable Subject Fund.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Current Project” refers to a Project in a Current System Group subject to a Subject Fund for which a Borrowing Notice is being delivered to the Administrative Agent. For avoidance of doubt, a Project that was previously included in the calculation of Available Borrowing Base shall not be considered a “Current Project”.

“Current System Group” means the new System Group being added to the Borrowing Base Certificate in connection with the applicable draw.

“Customer Agreement” means a long term power purchase agreement or lease agreement entered into with a Host Customer relating to a Project subject to a Subject Fund.

“Customer Payments” means all payments made by the Host Customers in accordance with its Customer Agreement.

“Daily LIBO Rate” means, for the initial Interest Period, on each day during the initial Interest Period, the fluctuating rate of interest equal to LIBOR, as published on the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London local time, on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) any such Loan is outstanding, for dollars deposited with a term equivalent to a one-month interest period. If such rate is not available at such time for any reason, then the Daily LIBO Rate shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery in same day funds in the approximate amount of the initial Loan with a term equivalent to a one-month interest period would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London local time), on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) such Loan is outstanding.

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default under this Agreement.

“Default Rate” means, with respect to the Loans, the interest rate per annum equal to the Applicable Interest Rate plus 2.0% per annum.

“Defaulted System” means a Project where (a) the related Host Customer is more than 120 days past due on any portion of a contractual payment due under the related Customer Agreement and (b) the related Customer Agreement has not been brought current or the related PV System has not been removed and re-deployed and/or the related Customer Agreement re-assigned (or a replacement Customer Agreement executed) within 240 days after the end of such 120-day period. For the avoidance of doubt, any past due amounts owed by an original Host Customer after reassignment to, or execution of, a replacement Customer Agreement with a new Host Customer shall not cause a Project to be deemed to be a Defaulted System.

“Defaulting Lender” means, subject to Section 2.11(c) any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the relevant Borrowing (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) have not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a public proceeding under Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state, federal or national regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Depositary” means Bank of America, N.A.

“Discharge Date” means the date when the outstanding Obligations have been paid in full in cash, all Commitments have been terminated and each of the Financing Documents entered into by the Loan Parties have been terminated or novated such that none of the Loan Parties continue to have any obligations thereunder. For the purpose of this definition, indemnification or similar obligations which by their terms survive the payment of the Obligations and for which no claim is pending as of the date of payment shall not constitute “Obligations” under the Financing Documents.

“Distributions of On-Going Revenue” means all distributions paid or payable to any CADA Subsidiary Party on account of their interest in a Subject Fund, other than Excluded Revenues.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Eligibility Representations” has the meaning given in Appendix 3.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender and (d) any other Person (other than the Borrower, any of the Borrower’s Affiliates or a natural person).

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Substances or arising from injury to health, safety or the environment.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Environmental Law” means any and all federal, State, regional and local statutes, laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety, or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind (including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by the Borrower or any member of its Controlled Group from an ERISA Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any member of its Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA), “insolvency” (within the meaning of Section 4245 of ERISA) or “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of an ERISA Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate an ERISA Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any member of its Controlled Group; (g) the failure by the Borrower or an ERISA Affiliate to meet the funding requirements of Section 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any ERISA Plan, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; (i) a determination that any ERISA Plan is, or is expected to be in “at-risk” status (as defined in Section 303(i) of ERISA or Section 430(i) of the Code); or (j) any other event in connection with an ERISA Plan or Multiemployer Plan which, directly or indirectly, could reasonably be expected to subject the Borrower to any material liability under any statute, regulation or governmental order or which could obligate the Borrower or any member of their Controlled Group to indemnify any Person against such liability incurred under any such statute, regulation or order.

“ERISA Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is both (a) maintained by the Borrower or any member of the Controlled Group, or to which any of them contributes or is obligated to contribute, for its employees or has made, or was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Event of Default” and “Events of Default” have the meanings given in Section 8.1.

“Excess Cash Flow” has the meaning given to such term in the CADA.

“Excluded Revenues” means (a) the sum of distributions to the Borrower in respect of (i) amounts contributed by an Investor in connection with the purchase (or contribution) of PV Systems in a Partnership Flip Structure, (ii) any Rent Prepayment, (iii) proceeds from upfront rebates, including any proceeds from refundable State tax credits, (iv) proceeds from upfront customer prepayments, (v) proceeds from the monetization of SRECs, (vi) proceeds from any Excluded System distributable to the applicable Partnership Managing Member or paid as rent to the applicable Lessor; minus (b) reductions of cash flow distributable to the applicable Partnership Managing Member or, solely to the extent the master lease has been terminated, to the applicable Lessor Managing Member in respect of (i) the proportionate share of costs incurred pursuant to any applicable operations and maintenance agreements with respect to Excluded Systems, (ii) the proportionate share of overhead expenses corresponding to Excluded Systems, to the extent such fees, costs and expenses are the responsibility of the Subject Fund outside of the fixed fees set forth the maintenance services agreement or administrative services agreement, as applicable, (iii) any extraordinary expenses corresponding to the collection of fees, removal or relocation or other expenses with respect to the such Excluded Systems, to the extent expenses are the responsibility of the Subject Fund outside of the fixed fees set forth the maintenance services agreement or administrative services agreement, as applicable, and (iv) any other expenses related to Excluded Systems; provided, that the aggregate amount of Excluded Revenues with respect to Excluded Systems for any Subject Fund shall not exceed five percent (5%) of Actual Net Cash Flows for such Subject Fund, and any amounts in excess of five percent (5%) of Actual Net Cash Flows for a Subject Fund shall be deposited in the Revenue Account.

“Excluded Systems” means [***].

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.8(c)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.4(d)(i)(B) or (iii), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.4(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b)(1) of the Code.

“FDIC” means the Federal Deposit Insurance Corporation and its successors.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means each of the fee letters entered into with Bank of America, dated as of the date hereof, and any other fee letter entered into by the Borrower and one or more Agents or Lenders in connection with this Agreement (including in connection with an increase in Commitments in accordance with Section 2.9).

“Fees” refers to all fees, costs and expenses payable in accordance with the Financing Documents.

“Financing Documents” means this Agreement, the Notes, the Collateral Documents, and the Fee Letters, and any other documents, agreements or instruments entered into in connection with any of the foregoing.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funded Project” refers to any Project against which a Loan has been advanced in accordance with the terms of this Agreement.

“Funded Subsidiary” means those Subsidiaries of the Borrower associated with a Subject Fund and listed on Appendix 4 as updated from time to time.

“GAAP” means (a) generally accepted accounting principles in the United States of America consistently applied or (b) upon mutual agreement of the parties, internationally recognized generally accepted accounting principles, consistently applied.

“Governmental Authority” means any national, State or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Energy Regulatory Commission, the relevant State commissions, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by, any Governmental Authority, whether now or hereafter in effect.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment of such Debt or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation.

“Hazardous Substances” means any hazardous substances, pollutants, contaminants, wastes, or materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances, or asbestos or any materials containing asbestos) designated, regulated, or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Hedging Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Host Customer” means a customer under a Customer Agreement relating to any Project subject to a Subject Fund.

“Increasing Incremental Lender Confirmation” has the meaning given in Section 2.10(b).

“Incremental Loan Amount” has the meaning given in Section 2.9(a).

“Incremental Loan Commitment Increase” has the meaning given in Section 2.9(a).

“Incremental Loan Commitment Increase Notice” has the meaning given in Section 2.9(a).

“Incremental Loan Increase Date” has the meaning given in Section 2.9(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning given in Section 5.10.

“Independent Member” means an individual who has not been at any time during the five years preceding such initial designation: (a) a direct or indirect owner of any equity interest in, or member (with the exception of serving as the Independent Member), officer, employee, director, manager or contractor, bankruptcy trustee, attorney or counsel of, the Borrower or any of its respective Affiliates; (b) a creditor, customer, supplier (other than a supplier of registered agent or registered office services), or other Person who derives any of its purchases or revenues from its business activities with the Borrower or any of its respective Affiliates (other than any fee paid for its services as Independent Member); (iii) an Affiliate of the Borrower excluded from serving as Independent Member under clause (a) or (b) of this definition; (d) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (a) or (b) of this definition; or (e) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Borrower or any of its Affiliates in the aggregate in excess of five percent (5%) of the gross income, for any

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

applicable year, of such Person; provided, however, that notwithstanding the foregoing, for the purposes of clause (a), an equity interest shall be deemed to exclude de minimis or otherwise immaterial holdings of equity interests of an Affiliate of the Borrower which are traded on public stock exchanges. The initial Independent Member is Jennifer Schwartz.

“Information” has the meaning given in Section 10.17.

“Interest Period” means, with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the next Scheduled Payment Date, and thereafter, the three (3) month period between Scheduled Payment Dates, provided that for any such Borrowing, interest on such Loan shall be charged for each day beginning on the day that such Loan was made until the first Scheduled Payment Date at the Daily LIBO Rate plus the Applicable Margin and thereafter at the Applicable Interest Rate.

“Interest Rate Coverage Ratio” means, as of a Scheduled Payment Date or Borrowing Base Certificate Date, for any trailing 3 month period ending on such date (or if shorter, such period from Closing Date to such Scheduled Payment Date or Borrowing Base Certificate Date, as applicable), the ratio of: (a) Revenues less the sum of (x) Operating Expenses plus (y) any Agent Fees and Undrawn Fees paid during such period, to (b) the aggregate outstanding interest due and payable under the Loans during such trailing 3 month period, through and including such date (or if shorter, such period from Closing Date through and including such date).

“Inverted Lease Structure” means a tax equity structure whereby a bankruptcy-remote special purpose vehicle as lessor, which is member managed by a bankruptcy-remote special purpose vehicle and wholly-owned subsidiary of the Borrower, leases a specific, segregated pool of PV Systems to an Investor (or a partnership in which the Investor or a subsidiary of the Investor is a member), as lessee.

“Investor” means tax equity investors or affiliates thereof who invest cash through a Tax Equity Structure. The initial Investors in the initial Subject Funds are listed on Appendix 4.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation including any Governmental Rule, any requirement or obligation under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” means, at any time, each Lender which has a Commitment, as set forth on Annex 3, or Loan outstanding at such time.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Lending Office” means the office in the United States of America designated as such beneath the name of such Lender on Annex 2 or such other office of such Lender as such Lender may specify in writing from time to time to the Administrative Agent and the Borrower in accordance with this Agreement.

“Lessor” means a bankruptcy-remote special purpose vehicle and wholly-owned subsidiary of the Borrower, that leases a specific, segregated pool of PV Systems to an Investor (or a partnership in which the Investor or a subsidiary of the Investor is a member), as lessee.

“Lessor Managing Member” means the bankruptcy-remote special purpose vehicle and wholly-owned subsidiary of the Borrower that is the managing member of a Lessor Partnership.

“Lessor Partnership” means a bankruptcy-remote special purpose vehicle, that (a) is member managed by a Lessor Managing Member and (b) leases a specific, segregated pool of PV Systems to a partnership in which the Investor or a subsidiary of the Investor is a member, as lessee.

“LIBO Loan” means any Loan that bears interest at rates based upon the LIBO Rate.

“LIBO Rate” means:

(a) for any Interest Period, other than the initial Interest Period, with respect to a LIBO Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date (other than the initial Interest Period), the rate per annum equal to LIBOR, at or about 11:00 a.m., London local time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of three months commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant by the Borrower, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“LLC Agreement” means the Limited Liability Company Agreement of the Borrower, dated as of February 3, 2014.

“Loan” and “Loans” means such advances as the Borrower may request under the Total Loan Commitment during the Availability Period pursuant to Section 2.1(a).

“Loan Maturity Date” means December 31, 2016.

“Loan Parties” means the Member and the Borrower.

“Majority Lenders” means, at any time, Lenders holding Loans and unused Commitments representing 66.67% or more of the sum of unused Commitments and the Loans then outstanding. The Loans and unused Commitments of any Defaulting Lender shall be disregarded in determining the Majority Lenders at any time.

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means (a) any event or occurrence that has a material adverse effect on the business, results of operations or condition (financial or otherwise), assets, liabilities or properties of the Borrower; (b) any event or occurrence of whatever nature which would materially and adversely affect the Funded Projects or the ability of any Loan Party to perform its obligations under the Financing Documents to which it is or will be a party, (c) a material adverse effect on the legality, validity or enforceability of any of the Financing Documents, the operating agreement of a Partnership in a Subject Fund, the master lease in a Subject Fund, the EPC, master purchase agreement or equity capital contribution agreement in a Subject Fund or any guaranty agreement by SolarCity in favor of an Investor with respect to a Subject Fund, or a material impairment of the rights and benefits available to the Secured Parties under any Financing Document or (d) a material adverse effect on the Liens created under the Financing Documents and the priority thereof.

“Maximum Rate” has the meaning given in Section 10.13.

“Member” means [***], a Delaware limited liability company.

“Member Pledge” means the Member Pledge and Security Agreement, dated as of even date herewith, between the Member and the Collateral Agent.

“Misdirected Revenues” has the meaning given in Section 5.11(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any member of the Controlled Group is making, or has an obligation to make, contributions, or has made, or has been obligated to make, contributions within any of the preceding five (5) plan years immediately preceding the Closing Date.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Net Cash Flow” will be an amount equal to forecasted Distributions of On-Going Revenue from the Partnership Managing Member, Lessor Managing Member or Lessor, as applicable, in each Advance Model, which amount will be updated for each Borrowing Base Certificate.

“New Lender” has the meaning given in Section 2.9(c).

“New Lender Accession Agreement” means an accession agreement substantially in the form of Exhibit F hereto, among a New Lender, the Borrower and the Administrative Agent and delivered pursuant to Section 2.9(c).

“Note” and “Notes” has the meanings given in Section 2.9(e).

“Obligations” means and includes, with respect to any Person, all loans, advances, debts and liabilities howsoever arising (and whether arising or incurred before or after any Bankruptcy Event with respect to the Borrower or any other Person), owed by such Person to the Agents or the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, indemnity or reimbursement obligations, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to such Person in connection with its dealings with such Person and payable by such Person under this Agreement or any of the other Financing Documents.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” means any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as in effect on the date hereof, or any similar list issued by OFAC.

“OFAC Violation” has the meaning assigned to such term in Section 5.12(b).

“Operating Account” means the Borrower’s account identified on Schedule 1.1(c).

“Operating Expenses” means, as to the Borrower for any period, pre-approved operating expenses of the Borrower, [***], for such period.

“Operative Documents” means the Financing Documents, the LLC Agreement and the Project Documents.

“Organizational Documents” means, with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement and any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except that any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(c).

“Outstanding P&I” means the aggregate amount of principal and interest outstanding under all Loans, as of the date of determination plus any accrued and unpaid Agent Fees and Undrawn Fees.

“Participant Register” has the meaning given in Section 9.13(a).

“Partnership” means a limited liability company owned by Investor and Partnership Managing Member and that owns a specific pool of PV Systems.

“Partnership Flip Structure” means a tax equity structure whereby the Investor and the Partnership Managing Member jointly own a Partnership that, in turn, owns a specific, segregated pool of PV Systems.

“Partnership Managing Member” means a special purpose vehicle and wholly-owned subsidiary of the Borrower that is the managing member of the Partnership in a Partnership Flip Structure.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA PATRIOT Act).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Liens” means (a) Liens of materialmen, mechanics, workers, repairmen or employees arising in the ordinary course of business; (b) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves acceptable to the Administrative Agent have been established in accordance with GAAP; (c) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, in each case, as acceptable to the

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Administrative Agent; (d) Liens created under the Financing Documents; (e) Liens permitted under the applicable Project Documents; (f) Liens of Host Customers under Customer Agreements; and (g) encumbrances consisting of zoning restrictions, licenses, restrictions on use of property or imperfections in title relating to a Funded Project which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

“Permitted Swap Agreements” means any interest rate Hedging Agreement (a) in form, structure (including approval of each counterparty) and substance, in each case, acceptable to Administrative Agent in its sole discretion, (b) that together with all rights thereunder have been pledged as Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to documentation in form and substance satisfactory to Administrative Agent, (c) that is unsecured, or secured by assets other than Collateral or assets of any Loan Party or any Funded Subsidiary and (d) that provides that all payments to be made under such Hedge Agreement to or for the benefit of any Loan Party will be paid directly to the Revenue Account pursuant to documentation in form and substance satisfactory to Administrative Agent.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Placed-In-Service” means for a Current Project, the definition of “Placed In Service” or “Placed-In-Service”, as applicable, given in the applicable Project Documents of the applicable Subject Fund.

“Platform” has the meaning given in Section 10.1(d).

“Portfolio Report” means [***], delivered under a maintenance services agreement in a Subject Fund.

“Potential New Fund” has the meaning given in Section 2.10.

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Project” means a PV System to be installed in connection with a Customer Agreement, the applicable Customer Agreement and all other related rights applicable thereto.

“Project Documents” means those documents of a Subject Fund listed on Appendix 5, as may be updated from time to time.

“Proportionate Share” means, at any time with respect to each Lender, the percentage obtained by dividing the outstanding principal amount of the Loans and Commitments of such Lender at such time by the aggregate outstanding principal amount of all Loans and Commitments of all Lenders at such time.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Public Lender” has the meaning given in Section 10.1(d).

“PV System” means a photovoltaic system, including photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, remote monitoring equipment, connectors, meters, disconnects, over current devices and battery storage.

“Quarterly Date” means a date occurring on the last day of each calendar quarter, commencing with the quarter in which the initial Borrowing Date occurs.

“Recalibration Event” means (a) the Outstanding P&I is greater than [***], but less than [***], of the Available Borrowing Base, and (b) Outstanding P&I is not in excess of the Available Borrowing Base on account of a Funded Project or a Subject Fund becoming a Watched Asset or a Watched Fund, as applicable.

“Register” has the meaning given in Section 9.15(c).

“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Fund” means, any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of activities that is administered or managed by (a) a Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substances.

“Removal Effective Date” has the meaning given in Section 9.6(b).

“Rent Prepayment” means any prepayment of rent to the Lessor in an Inverted Lease Structure.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection 13, 14, 16, 1, 19 or 20 or PBGC Reg. Section 2615.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Representatives” has the meaning given in Section 10.17.

“Required LLC Provisions” has the meaning given in Section 5.13(b).

“Resignation Effective Date” has the meaning given in Section 9.6(a).

“Responsible Officer” means, as to any Person, its president, chief executive officer, chief operating officer, chief financial officer, general counsel, controller or treasurer, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person) and responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower, other than Excluded Revenues.

“Revenue Account” has the meaning given in the CADA.

“Revenues” means, for any period, the Actual Net Cash Flows received by the Borrower from Funded Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Scheduled Payment Date” means, with respect to any Loan, (a) January 25, April 25, July 25 and October 25, or (b) if such January 25, April 25, July 25 or October 25 is not a Business Day, the first Business Day immediately following such January 25, April 25, July 25 and October 25, as applicable.

“Secured Parties” means the Agents, the Lenders and the Depositary.

“Security Agreement” means the Security Agreement, dated as of even date herewith, between the Borrower and the Collateral Agent.

“SolarCity” means SolarCity Corporation, a Delaware corporation.

“SREC” means the definition “SRECs”, “RECs” or “Renewable Energy Credits”, as applicable, given in the applicable Project Documents of the applicable Subject Fund, but in any event, includes credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse gas reduction or the generation of green power or renewable energy) created by a Governmental Authority of any State or local jurisdiction and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any Project or electricity produced therefrom. For avoidance of doubt, the “ZREC” offered in Connecticut will not be considered an SREC under the Financing Documents.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“State” means (a) any state of the United States of America, (b) the District of Columbia, or (c) Puerto Rico.

“Subject Fund” means a tax equity fund, pursuant to which an Investor invests cash through a Tax Equity Structure and for which the Administrative Agent has approved as of the Closing Date and any additional Subject Funds approved in accordance with Section 2.10 hereof. The Subject Funds are listed on Appendix 4 hereto, as the same may be updated from time to time to reflect approval or removal of Subject Funds in accordance with this Agreement.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Sweep Event” means the occurrence and continuation of the following:

(a) if the Outstanding P&I is (i) greater than or equal to [***] the Available Borrowing Base and (ii) less than [***] of the Available Borrowing Base; provided, that if the Outstanding P&I is greater than [***] of the Available Borrowing Base, but less than [***] of the Available Borrowing Base and is not in excess of the Available Borrowing Base on account of a Funded Project or Subject Fund becoming a Watched Asset or a Watched Fund, as applicable, then it shall be a Recalibration Event and not a Sweep Event;

(b) the Interest Rate Coverage Ratio is less than 1.40:1.00; or

(c) a Bankruptcy Event of SolarCity.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“System Group” means a group of Projects for which a Borrowing Notice has been submitted.

“System Information” means the information listed on Appendix 6.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Tax Equity Model” means for each Subject Fund, the financial model delivered to the Administrative Agent as of the Closing Date, as agreed upon by the respective Investor and SolarCity Affiliate(s) with respect to a Subject Fund and as updated in accordance with the terms of the Project Documents and the terms hereof.

“Tax Equity Structure” means a Partnership Flip Structure, an Inverted Lease Structure or such other tax equity structure acceptable by the Administrative Agent and Lenders in their sole discretion.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminated System” means a PV System that is damaged or destroyed by fire, theft or other casualty (an “Event of Loss”) and such System has become inoperable because of such event and (a) is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within one hundred twenty (120) days of such Event of Loss or (b) is deemed to be a Terminated System pursuant to the applicable Project Document.

“Total Loan Commitment” means the aggregate principal amount of the Loans to be made by the Lenders hereunder as such amount may be (a) reduced from time to time pursuant to Section 2.2(c), (b) increased pursuant to Section 2.9, or (c) increased pursuant to the Upsizing Letter. The initial Total Loan Commitment is One Hundred Million Dollars ($100,000,000).

“True-Up Report” means that report delivered by SolarCity or the applicable Lessor pursuant to the terms of the applicable Project Document of the applicable Subject Fund.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the LIBO Rate and the Base Rate.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“Undrawn Fees” has the meaning given in Section 2.3(a).

“Upsizing Letter” means that certain letter agreement between Borrower and the Administrative Agent, dated as of the date hereof, with respect to the Total Loan Commitment hereunder.

“U.S. Tax Compliance Certificate” has the meaning given in Section 2.4(g)(ii)(B)(3).

“Watched Asset” has the meaning given in Appendix 2.

“Watched Fund” has the meaning given in Appendix 2.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Watched System” has the meaning given in Appendix 2.

1.2 Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth below shall apply to this Agreement and the other Financing Documents:

(a) The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.

(b) A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

(c) A reference to a Person includes its permitted successors and assigns.

(d) The words “include,” “includes” and “including” are not limiting.

(e) A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

(f) References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time, provided such amendment, modification or supplement was made in compliance with this Agreement.

(g) The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(h) References to “days” shall mean calendar days, unless the term “Business Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(i) The Financing Documents are the result of negotiations between, and have been reviewed by the Borrower, the Agents, each Lender and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Borrower, the Agents or any Lender.

(j) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “will” and “shall” shall be construed to have the same meaning and effect.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(k) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(l) Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

(m) Unless otherwise specified in this Agreement, whenever a payment or performance of an action is required to be made pursuant to this Agreement on a day that is not a Business Day, such payment or performance shall be made on the next succeeding Business Day.

(n) If, at any time after the Closing Date, Moody’s or S&P shall change its respective system of classifications, then any Moody’s or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

ARTICLE 2

THE CREDIT FACILITY

2.1 Loan Facility.

(a) Loan Facility.

(i) Availability.

(A)	Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

(B)	Notwithstanding the foregoing, (x) there shall be no more than one (1) Borrowing per month, and (y) the total principal amount of Borrowings shall not exceed the Total Loan Commitment.

(C)	Each Borrowing hereunder shall irrevocably reduce the Total Loan Commitment in the amount of such Borrowing.

(ii) Loan Sizing. Notwithstanding anything to the contrary in Section 2.1(a)(i), the aggregate amount of each Borrowing shall not cause the Outstanding P&I (including the amounts of the requested Borrowing) to exceed the Available Borrowing Base set forth in the Borrowing Base Certificate related to such Borrowing.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(iii) Borrowing Notice. The Borrower shall request Loans by delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit B, appropriately completed (a “Borrowing Notice”) by no later than 2:00 p.m., New York time, at least ten (10) Business Days before the requested date of each Borrowing.

(iv) Borrowing Base Certificate; Advance Models. In connection with any Borrowing Notice, the Borrower shall also deliver to the Administrative Agent (no later than the time specified in clause (iii) above with respect to such Borrowing Notice) the applicable (A) Borrowing Base Certificate, which shall include the Eligibility Representations with respect to the Current Project or otherwise identify a Current Project as a Watched System and (B) Advance Models with respect to the requested Borrowing, each of which the Administrative Agent shall distribute to each Lender.

(v) Calculations and Computations. Unless the Administrative Agent has received a written notice from a Lender no later than 12:00 p.m., New York time, at least five (5) Business Days before the requested Borrowing Date contesting the Borrower’s calculations in the Borrowing Base Certificate submitted by the Borrower, the Administrative Agent shall confirm the Available Borrowing Base and provide notice thereof to the Borrower and each Lender. If the Administrative Agent receives a written notice from a Lender contesting the Borrower’s calculations in such Borrowing Base Certificate, it shall inform the Borrower and provide an amended Borrowing Base Certificate (provided to the Administrative Agent by the objecting Lender no later than five (5) days prior to the initial requested Borrowing Date). Thereafter, Borrower may (A) agree to such amended Borrowing Base Certificate and deliver an amended Borrowing Notice to the Administrative Agent, or (B) by written notice to the Administrative Agent, rescind the Borrowing Notice. The delivery of an amendment to a Borrowing Notice or a rescission of a Borrowing Notice pursuant to this clause (v) shall not be subject to Section 2.7, provided that the Borrower delivers such amendment or rescission no later than 12:00 p.m. New York time two (2) Business Days before the requested Borrowing Date.

(b) Interest Provisions Relating to Loans.

(i) Interest Rate. Subject to Section 2.4(c), the Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Loan from the date of the funding of such Loan until the Loan Maturity Date at the Applicable Interest Rate.

(ii) Interest Payment Dates. Interest on the unpaid principal amount of each Loan shall be payable in arrears on each Scheduled Payment Date with respect to such Loan and upon prepayment of any Loans as and to the extent provided in Section 2.1(f) and at maturity (whether by acceleration or otherwise); provided that interest payable pursuant to Section 2.4(c) shall be payable on demand.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(iii) Interest Computations. All computations of interest on any Borrowing hereunder shall include the first day but exclude the last day of the Interest Period in effect for such Borrowing and shall be based upon a year of 360 days. The Applicable Interest Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(iv) Interest Account and Interest Computations. The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (A) the Applicable Interest Rate for the Loans; (B) the date and amount of each interest payment on each Loan; and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the basis hereof.

(v) Continuation of Borrowings. On each Scheduled Payment Date, each Borrowing shall be automatically continued for a three (3) month Interest Period. Each such continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the continued Borrowing.

(vi) Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing:

(A)	the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or that reasonable means do not exist for ascertaining the LIBO Rate; or

(B)	the Administrative Agent is advised by Lenders holding Loans and unused Commitments representing 30% or more of the sum of unused Commitments and the Loans then outstanding that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining such LIBO Loans during such Interest Period, then the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing shall be deemed to be a request for a Base Rate Borrowing. Each determination by the Administrative Agent under this Section 2.1(b)(vi) shall be conclusive absent manifest error.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c) Principal Payments of Loans. Subject to Section 8.2(c), any remaining unpaid principal, interest, fees and costs payable hereunder or under any other Financing Documents shall be due and payable on the Loan Maturity Date.

(d) Promissory Notes. If requested by any Lender, the Borrower shall execute and deliver to such Lender a promissory note in the form of Exhibit A (individually, a “Note” and, collectively, the “Notes”), payable to the order of such Lender and in the principal amount of such Lender’s Proportionate Share of the Loans.

(e) Loan Funding.

(i) Notice. The Borrowing Notice, together with the applicable Borrowing Base Certificate and Advance Models shall be delivered to the Administrative Agent in accordance with Section 2.1. The Administrative Agent shall promptly notify each Lender of the date of each requested Borrowing and such Lender’s Proportionate Share of the requested Borrowing.

(ii) Pro Rata Loans. All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Share, with the Borrowing of Loans to be comprised of a Loan by each Lender equal to such Lender’s Proportionate Share of the Borrowing.

(iii) Administrative Agent Account. No later than 12:00 p.m., New York time on the date of the requested Borrowing, if the applicable conditions precedent listed in Sections 3.1 and 3.2 have been satisfied or waived, each Lender shall make available the Loans requested in the Borrowing Notice in Dollars and in immediately available funds to the Administrative Agent at its account in the United States identified in Annex 1.

(f) Prepayments.

(i) Voluntary Prepayment of Loans. The Borrower may, at its option, prepay, all outstanding Loans in whole or in part. Any partial prepayment hereunder shall be in a minimum aggregate amount of One Million Dollars ($1,000,000) and in an integral multiple of One Million Dollars ($1,000,000), provided, however, that any prepayment pursuant to this Section 2.1(f)(i) shall not result in any release of Collateral without further action of the Collateral Agent.

(ii) Mandatory Prepayments. In accordance with Section 2.1(f)(iii), (A) during a Recalibration Event or a Sweep Event, the Borrower shall apply Excess Cash Flow to the prepayment of the Loans until such time the Recalibration Event or Sweep Event is remedied, provided that in the event that a Sweep Event is caused by the occurrence of a Bankruptcy Event of SolarCity as set forth in clause (c) of the definition of such term, such Sweep Event cannot

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

be remedied and such Sweep Event shall continue until the Discharge Date; and (B) if a Borrowing Base Certificate indicates that the Outstanding P&I is greater than [***] of the Available Borrowing Base and the Borrower does not add additional System Groups to the Available Borrowing Base in an amount sufficient to cause the Outstanding P&I to not exceed the Available Borrowing Base, then within ten (10) Business Days from the date of a Borrowing Base Certificate, the Borrower shall prepay principal in such amount to cause the Outstanding P&I to not exceed the Available Borrowing Base.

(iii) Terms of Prepayments.

(A)	Any Loans prepaid or repaid pursuant to this Section 2.1(f) may not be reborrowed.

(B)	All voluntary and mandatory prepayments of Loans under this Section 2.1(f) shall be subject to Section 2.7 but shall otherwise be without premium or penalty and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(C)	The Borrower shall give the Administrative Agent at least three (3) Business Days’ notice of any voluntary prepayment under Section 2.1(f)(i). Each notice of voluntary prepayment shall (x) specify the voluntary prepayment date, and (y) be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such voluntary prepayment.

2.2 Commitments.

(a) Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

(b) Scheduled Commitment Termination Date. Unless previously terminated, the Commitments shall automatically terminate on the last day of the Availability Period.

(c) Voluntary Termination or Reduction of Commitments. The Borrower may, at any time, terminate, or from time to time reduce, the Commitments provided that each partial reduction of the Commitments shall be in an amount that is One Million Dollars ($1,000,000) or a larger multiple of Five Hundred Thousand Dollars ($500,000); provided that no such reduction shall reduce the Commitments such that the amount of Outstanding P&I exceeds the Total Loan Commitment.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this Section 2.2 at least three (3) Business Days prior to the effective date of such termination and reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.2 shall be irrevocable.

(e) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. Notwithstanding any termination or reduction of the Commitments pursuant to this Section 2.2(e), the Commitment Fee shall not be reduced in any event unless otherwise set forth in the Fee Letters.

2.3 Fees.

(a) Undrawn Fee. On each Scheduled Payment Date and on the last day of the Availability Period, the Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Undrawn Fees”) equal to [***] per annum on the average daily unutilized portion of the Commitment of such Lender during the preceding three (3) month period calculated on an actual 365-day year during the period from the immediately preceding Scheduled Payment Date (or from the Closing Date in the case of the first Scheduled Payment Date) until the earlier of (i) the last day of the Availability Period and (ii) the date on which such Commitment is terminated or expires.

(b) Agent Fees. On the Closing Date and thereafter, the Borrower shall pay to the Administrative Agent and the Depositary (for their respective accounts) such fees in the amount and at the times set forth in the Fee Letters (the “Agent Fees”).

(c) Commitment Documents. All fees set forth in the Fee Letters shall be paid as and when due and as set forth in the Fee Letters.

2.4 Other Payment Terms.

(a) Place and Manner. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Proportionate Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., New York time, shall be deemed received on the next succeeding Business Day (it being understood that the Administrative Agent, in its sole discretion, may deem payments received after such time on any day to be received on the date due) and any applicable interest or fee shall continue to accrue.

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(b) Date. Unless otherwise specified in this Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Default Interest. If (i) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Financing Document, by acceleration or otherwise or (ii) if an Event of Default has occurred and is continuing hereunder, then in the case of clause (i), until such defaulted amount shall have been paid in full or, in the case of clause (ii), from the date of such Event of Default and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Financing Documents shall bear interest at the Default Rate. Such Default Rate shall apply automatically without the need for any notice from the Administrative Agent or any Lender; provided that the foregoing shall not be intended to modify any other notice obligation hereunder including the notice provisions applicable to Events of Default.

(d) Net of Taxes, Etc.

(i)

(A)	Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Financing Document shall be made without duplication or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis or the information and documentation to be delivered pursuant to subsection (g) below.

(B)	If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (g) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the

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applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)) the applicable recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(C)	If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (g) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)) the applicable recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(ii) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (i) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iii) Indemnity.

(A)	The Borrower shall indemnify each Agent and each Lender for the full amount of Indemnified Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4(d)) arising from the execution, delivery or performance of its obligations or from receiving a payment hereunder, or enforcing this Agreement or any Financing Document, paid by such Agent or Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were

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correctly or legally asserted; provided that the Borrower shall not be obligated to indemnify any Agent or Lender for any penalties, additional interest or expense relating to Indemnified Taxes arising from such Agent’s or Lender’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Payments by the Borrower pursuant to this indemnification shall be made within thirty (30) days from the date such Agent or Lender makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. The Borrower shall, and does hereby indemnify the Administrative Agent, and shall make in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.4(d)(iii)(B) below.

(B)	Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.13(b) relating to the maintenance of a Participant Register and (z) the Administrative Agent or the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time

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owing to such Lender, as the case may be, under this Agreement or any other Financing Document against any amount due to the Administrative Agent under this clause (B).

(iv) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Government Authority as provided in this Section 2.4(d), the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(v) Treatment of Certain Refunds. If any Agent or Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.4(d) (including by the payment of additional amounts pursuant to this Section 2.4(d)), it shall pay to the Borrower an amount equal to such refund (but only to the extent of the indemnity payments made under this Section 2.4(d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). the Borrower, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority; provided that the Borrower shall not be obligated to reimburse an Agent or any Lender for any penalties, additional interest or other charges arising from such Agent’s or Lender’s gross negligence or willful misconduct. Notwithstanding anything to the contrary in this paragraph (v), in no event will Lender or Agent be required to pay any amount to the Borrower pursuant to this paragraph (v) the payment of which would place such Lender or Agent in a less favorable net after-tax position than such Lender or Agent would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(vi) Survival of Obligations. The obligations of the Borrower under this Section 2.4(d) shall survive the termination of this Agreement and the repayment and discharge of the Obligations.

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(e) Application of Payments.

(i) Except as otherwise provided herein (including in Section 7.1), payments made under this Agreement and the other Financing Documents shall be applied first, to any fees, costs, charges or expenses payable to the Administrative Agent and the Collateral Agent hereunder; second, to any fees, costs, charges or expenses payable to the Lenders hereunder or under the other Financing Documents; third, to any accrued but unpaid interest on the Loans; and fourth, to the outstanding principal of the Loans.

(ii) The Administrative Agent shall promptly distribute to each Lender its Proportionate Share of each payment of principal, payments, fees and any other amounts received by the Administrative Agent for the account of the Lenders under the Financing Documents. The payments made for the account of each Lender shall be made, and distributed to it, for the account of such Lender’s Lending Office.

(f) Failure to Pay Administrative Agent.

(i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan of LIBO Rate Loans (or, in the case of any Base Rate Loans, prior to 12:00 noon on the date of such proposed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(e)(iii) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Proportionate Share included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii) Unless the Administrative Agent shall have received notice from the Borrower at least two (2) Business Days prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate equal to the Applicable Interest Rate for each day during such period. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.4(f) shall be conclusive in the absence of manifest error.

(g) Withholding Exemption Certificates.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.4(g)(ii)(A), 2.4(g)(ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)	any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the

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date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender

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are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.4(g) expires or becomes obsolete or inaccurate in any respect, it shall promptly (but in any event on or before the next Scheduled Payment Date; provided that such Scheduled Payment Date is at least ten (10) Business Days after such certificate expires or becomes obsolete) update such form or certification or notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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2.5 Pro Rata Treatment.

(a) Borrowing, Etc. Except as otherwise provided herein each Borrowing, each payment of principal of any Borrowing, each payment of interest on the Loans, each payment of Commitment Fees, each payment of Undrawn Fees and each reduction of the Commitments shall be made or shared among the Lenders pro rata according to their respective applicable Commitments (or, if such Commitments shall have expired or terminated, other than with respect to payment of Undrawn Fees, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing each Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

(b) Sharing of Payments, Etc. If any Lender (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such Benefited Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the Benefited Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the Benefited Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation; provided, that the provisions of this Section 2.5(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of sale of a participation in any of its Loans to any assignee or participant, other than to a Loan Party or any of their Affiliates (as to which provisions of this Section 2.5(b) apply).

2.6 Change of Circumstances.

(a) Increased Costs. If, after the date of this Agreement, any Change of Law:

(i) shall impose, modify or hold applicable any reserve, special deposit or similar requirement (except any reserve requirement reflected in the LIBO Rate) against assets held by, deposits or other liabilities in or for the account of, advances or loans by any Lender;

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(ii) shall impose on any Lender any other condition not otherwise contemplated hereunder affecting this Agreement or Loans made by such Lender; or

(iii) shall subject the Lender to any taxes other than Taxes covered by Section 2.4(d) or taxes that are explicitly excluded from the definition of Taxes in Section 2.4(d),

and the effect of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Loan or Commitment or to reduce any amount received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall promptly, but in no event later than ten (10) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of the incurred costs as determined by such Lender in good faith and which shall be conclusive absent manifest error), pay to such Lender such additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts, to the extent actually incurred by or suffered by such Lender.

(b) Capital Requirements. If any Lender reasonably determines that (i) any Change of Law that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or on the Lender’s holding company (a “Capital Adequacy Requirement”) and (ii) the amount of capital or liquidity maintained by such Lender or such Lender’s holding company which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), the Borrower shall promptly, but in no event later than ten (10) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of the incurred costs as determined by such Lender in good faith and which shall be conclusive absent manifest error), pay such amounts as such Lender shall determine are necessary to compensate such Lender for the increased costs to such Lender of such increased capital or liquidity.

(c) Notice. Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.6, as promptly as is practicable. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.6 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.6 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.6 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change of Law that shall have occurred or been imposed.

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(d) Change in Legality. Notwithstanding any other provision of this Agreement, if any Change of Law shall make it unlawful for any Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that LIBO Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued), whereupon any request for a Borrowing (or any continuation of a Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a continuation of a LIBO Loan as a Base Rate Loan), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding LIBO Loans made by it be converted to Base Rate Loans, in which event all such LIBO Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided below.

In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans. For purposes of this clause (d), a notice to the Borrower by any Lender shall be effective as to each LIBO Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBO Loan (which shall be a Scheduled Payment Date); in all other cases such notice shall be effective on the date of receipt by the Borrower.

2.7 Funding Losses. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount for the prepayment of principal of any Loan (other than a Base Rate Loan) prior to the end of the Interest Period in effect therefor or (ii) any Loan (other than a Base Rate Loan) to be made by such Lender not being made after notice, (b) any default in the making, or failure to make on the date and in the amount notified of any payment or prepayment required to or permitted to be made by or on behalf of the Borrower hereunder on any Loan (other than a Base Rate Loan) (any of the events referred to in this clauses (a) and (b) being called a “Breakage Event”). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (A) its costs of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (B) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.7 shall be delivered to the Borrower and shall be conclusive absent manifest error.

2.8 Alternate Office; Minimization of Costs.

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(a) Any Lender may designate a Lending Office other than that set forth on Annex 2 and may assign all of its interests under the Financing Documents, and its Notes (if any), to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of the Borrower under Section 2.4(d), Section 2.6(a) or Section 2.6(b).

(b) If the Borrower is required to pay additional amounts under Section 2.4(d) or any Lender requests compensation under Section 2.6(a) or Section 2.6(b), then such Lender shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would avoid or minimize any additional costs, taxes, expense or obligation which would otherwise be imposed on the Borrower pursuant to Section 2.4(d), Section 2.6(a) or Section 2.6(b); provided, however, that no Lender shall be required to take any such action that, as determined by such Lender in its sole discretion, would adversely affect the making, issuing, funding or maintaining of such Loans or the interests of such Lender; provided, further, however, that such efforts shall not cause the imposition on any Lender of any additional costs or expenses, unless the Borrower agrees to pay such additional costs and expenses.

(c) If (i) the Borrower incurs any liability to a Lender under Section 2.4(d), Section 2.6(a) or Section 2.6(b) or (ii) any Lender is a Defaulting Lender, then the Borrower, at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.4) may, upon notice to such Lender and the Administrative Agent require the Lender subject to this Section 2.8(c) to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and under the Loans and Commitments of the Lender being replaced hereunder to an Eligible Assignee that shall assume all those rights and obligations; provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having valid jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and (z) the Borrower or such assignee shall have paid to the replaced Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.6 and 2.7). A Lender subject to this Section 2.8(c) shall not be required to make any such assignment and delegation if (A) prior to any such assignment and delegation the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply (including as a result of any action taken by such Lender pursuant to clause (b) above), (B) if such Lender shall waive its right to claim compensation or payment under Section 2.4(d), Section 2.6(a) or Section 2.6(b) or (C) if any Default or Event of Default then exists. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.8(c). Nothing in this Section 2.8 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. The Administrative Agent and each Lender hereby agree to cooperate with the Borrower to effectuate the assignment of any Defaulting Lender’s interest hereunder.

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2.9 Increase in Loan Facility.

(a) Request for Increase. The Borrower may request an increase in Commitments from time to time upon notice to Administrative Agent, as long as the requested increase is offered on the same terms as existing Commitments. Administrative Agent may accept or reject any request by the Borrower for an increase in Commitments in its sole and absolute discretion. If the Administration Agent accepts the proposed increase, the Borrower shall deliver a formal written notice to the Administrative Agent in the form of Exhibit D (such notice, an “Incremental Loan Commitment Increase Notice”), pursuant to which the Borrower will request the Lenders to increase their Commitments (each an “Incremental Loan Commitment”) in an aggregate amount as mutually agreed between the Administrative Agent and the Borrower (the “Incremental Loan Amount”); provided, that (i) any request for an Incremental Loan Commitment shall be in a minimum amount of $10,000,000 or such lesser amount equal to the remaining Incremental Loan Amount and increments of $5,000,000 (each an “Incremental Loan Commitment Increase”), (ii) no request for an Incremental Loan Commitment may be made after the end of the Availability Period, (iii) the Borrower shall provide to the Lenders such information that is reasonably required by the Lenders to evaluate the request for an Incremental Loan Commitment and (iv) on the date of any request by the Borrower for an Incremental Loan Commitment Increase the conditions set forth in Section 2.9(e)(i), (ii), (iii) and (iv) shall have been satisfied. An Incremental Loan Commitment Increase Notice shall set out the amount of the Incremental Loan Commitment requested and the date on which such Incremental Loan Commitments are requested to be effective (each an “Incremental Loan Increase Date”), which shall not be less than thirty (30) days nor more than forty-five (45) days after the date of such notice. Any Incremental Loan Commitment shall be a commitment to make loans with the same principal terms as the Loans, including the same interest rate, Applicable Margin and maturity date.

(b) Lender Elections to Increase. Upon receipt of an Incremental Loan Commitment Increase Notice pursuant to Section 2.9(a), the Lenders shall have thirty (30) days to accept an offer to participate in a requested Incremental Loan Commitment Increase by delivering to the Administrative Agent confirmation of the increase in the amount of its Incremental Loan Commitment substantially in the form attached as Exhibit E (each, an “Increasing Incremental Lender Confirmation”). Any Lender that has received such an offer may accept or decline such offer in such Lender’s sole and absolute discretion.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. If the Lenders determine not to increase their Commitments in the amount of the requested increase, then in order to achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may invite additional Eligible Assignees to become Lenders by executing a New Lender Accession Agreement (each such Eligible Assignee entering into a New Lender Accession Agreement, a “New Lender”). For the avoidance of doubt, the Borrower may not invite any additional Eligible Assignee to become a New Lender until all Lenders have declined to increase their Commitments in an aggregate amount equal to the requested increase.

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(d) Effective Date and Allocations. Notwithstanding anything to the contrary contained herein, on each Incremental Loan Increase Date, upon the fulfillment of the conditions set forth in Section 2.9(e), the Administrative Agent shall notify the Lenders (including any New Lenders) and the Borrower, on or before 11:00 a.m., New York time, of the occurrence of the Incremental Loan Commitment Increase to be effected on such Incremental Loan Increase Date and shall record in the Register with the relevant information with respect to each Lender that executes an Incremental Lender Confirmation and each New Lender on such date.

(e) Conditions to Effectiveness of Increase. Any Incremental Loan Commitment Increase is subject to the occurrence of the Closing Date and the satisfaction of each of the following conditions on such Incremental Loan Increase Date:

(i) no Default or Event of Default shall have occurred and be continuing;

(ii) immediately before and after giving effect to the Incremental Loan Commitment Increase, the Borrower is in pro forma compliance with the Borrowing Base Requirements;

(iii) no Sweep Event has occurred and remains ongoing;

(iv) since the delivery of the most recent financial statements of the Borrower delivered pursuant to Section 5.3, no Material Adverse Effect has occurred or is continuing;

(v) the representations and warranties set forth in Section 4.1 and in each other Financing Document shall be true and correct in all material respects as of the Incremental Loan Increase Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);

(vi) the Administrative Agent shall have received a duly executed Incremental Loan Commitment Increase Notice and any fee letters entered into in connection with such Incremental Loan Commitment Increase;

(vii) the Administrative Agent shall have received for its own account, and for the account of each Incremental Loan Lender or New Lender entitled thereto, all fees due and payable as of the Incremental Loan Increase Date pursuant to Section 2.3, and all costs and expenses, including costs, fees and expenses of legal counsel, for which invoices have been presented; provided that costs, fees and expenses of legal counsel may be subject to caps as agreed to between the Borrower and the relevant party;

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(viii) if requested by an Incremental Loan Lender providing an Incremental Loan Commitment Increase on such Incremental Loan Increase Date, such Incremental Loans shall be evidence by a Note; and

(ix) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Incremental Loan Increase Date signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that each of the conditions set forth in this Section 2.9(e) have been met as of the Incremental Loan Increase Date.

(f) Conflicting Provisions. This Section 2.9 shall supersede any provisions in Section 9.9 to the contrary.

2.10 Addition of Subject Funds; Release of Subject Funds.

(a) To the extent that no fewer than forty-five (45) days prior to the expiration of the Availability Period, the Available Borrowing Base is less than the Total Loan Commitment, the Lenders will permit the inclusion of additional Subject Funds with new or existing Investors (the “Potential New Fund”), subject to the due diligence of the corresponding transaction documents. The Administrative Agent, acting at the direction of the Majority Lenders, shall have forty-five (45) days following the later of (i) delivery of a complete set of transaction documents for the Potential New Fund and (ii) the date upon which at least [***] of the applicable Investor’s funding commitment in respect of such Potential New Fund has been tranched, to conduct such due diligence and determine, in its sole discretion, whether such Potential New Fund will become a Subject Fund; provided, that (x) the Administrative Agent shall have an additional amount of time as agreed by the Administrative Agent and the Borrower to review any Potential New Fund which is not generally consistent with an existing Subject Fund and (y) in no event shall the Administrative Agent be requested to review and consider (1) more than one Potential New Fund at a time or (2) any Potential New Fund during the occurrence and continuance of an Event of Default; provided, further, that notwithstanding this Section 2.10, the Potential New Funds listed on Schedule 2.10 shall automatically be included as an additional Subject Fund upon the satisfaction of the condition precedent applicable to such Potential New Fund described in Schedule 2.10.

(b) Subject to the consent of the Lenders which shall be provided at each Lender’s sole discretion, the Borrower may refinance the Net Cash Flow arising from one or more Subject Funds. Upon the prepayment of principal by the Borrower in an amount such that the removal of the Net Cash Flow of a Subject Fund from the calculation of the Available Borrowing Base would not cause the Outstanding P&I to exceed the pro forma Available Borrowing Base, such Subject Fund shall no longer be subject to the Financing Documents, and the Borrower shall be entitled to the release of the Collateral with respect to such Subject Fund.

2.11 Defaulting Lenders.

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(a) Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.3(a); and

(ii) the Loans and unused Commitments of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.9).

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding

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Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

CONDITIONS PRECEDENT

3.1 Conditions Precedent to the Closing Date. The obligation of each Lender to make Loans and the effectiveness of this Agreement are subject to the prior satisfaction of each of the following conditions, in each case to the satisfaction of the Administrative Agent and each of the Lenders (unless waived pursuant to Section 9.12(a)) on or prior to the Closing Date:

(a) Delivery to the Agents of each of the following Financing Documents, each duly executed and delivered by the parties thereto:

(i) this Agreement;

(ii) the CADA;

(iii) the Member Pledge;

(iv) the Security Agreement;

(v) the Fee Letters; and

(vi) the Notes (if requested by a Lender).

(b) Each representation and warranty set forth in Section 4.1 is true and correct in all material respects as of the Closing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date, (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(c) As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Closing Date that would constitute a Default or an Event of Default under this Agreement.

(d) Delivery to the Administrative Agent and each Lender of the following:

(i) a secretary’s certificate, satisfactory in form and substance to the Administrative Agent, from each Loan Party, signed by each of its respective

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authorized Responsible Officers and dated as of the Closing Date, attaching and certifying as to the Organizational Documents of each such party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), and attaching and certifying as to the resolutions of the governing body of each such Party, the good standing, existence or its equivalent of each such party and of the incumbency of the Responsible Officers of each such Party;

(ii) a certificate from a Responsible Officer of each Loan Party certifying to (A) the representations and warranties made by such Loan Party (and in the case of the Borrower, for each Funded Subsidiary that is a party to a Financing Document) in each Financing Document to which it is a party being true and correct in all material respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (B) the absence of a Default or an Event of Default, (C) the absence of any material breach by any Funded Subsidiary (unless indentified as a Watched Asset) of any Project Documents to which it is a party, (D) the absence of a Bankruptcy Event with respect to each of SolarCity, each Loan Party and each Funded Subsidiary (unless identified as a Watched Asset), and (E) the satisfaction (or waiver by the Administrative Agent and each Lender) of all conditions precedent to the Closing Date in accordance with the terms and conditions hereof;

(iii) an opinion, dated as of the Closing Date, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender; and

(iv) an opinion, dated as of the Closing Date, of Proskauer Rose LLP, special bankruptcy counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender.

(e) All Liens contemplated by the Collateral Documents to be created and perfected in favor of the Collateral Agent as of the Closing Date shall have been perfected, recorded and filed in the appropriate jurisdictions.

(f) The Administrative Agent and the Collateral Agent shall have received (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where a filing would need to be made in order to perfect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, (B) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (C) copies of tax lien, judgment and bankruptcy searches in such jurisdictions.

(g) The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Security Agreement. The Borrower shall have properly delivered or caused to be delivered to the

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Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in the Borrower along with blank transfer powers and proxies.

(h) All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary or any Lender under this Agreement or any other Financing Document, or under any separate agreement with such parties, and all taxes, fees and other costs payable in connection with the execution, delivery and filing of the documents and instruments required to be filed pursuant to this Section 3.1, shall have been paid in full (or in connection with such taxes, fees (other than fees payable to the Lenders or the Agents) and costs, the Borrower shall have made other arrangements acceptable to the Agents, the Depositary or such Lender(s), as the case may be, in their sole discretion).

(i) The Agents and Lenders shall have received all such documentation and information requested by the Agents and the Lenders that is necessary (including the names and addresses of the Borrower, taxpayer identification forms, name of officers/board members, documents and copies of government-issued identification of the Borrower, the Member or owners thereof) for the Agents and the Lenders to identify the Borrower, the Member or owners thereof in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder).

(j) All Accounts required to be open as of the Closing Date under the CADA shall have been opened.

(k) The expenses incurred and invoiced as of or prior to the Closing Date shall have been paid by the Borrower or its Affiliates in accordance with Section 10.4.

(l) The Borrower shall have delivered unaudited financial statements of the Borrower in form and substance satisfactory to the Administrative Agent in its sole discretion.

(m) The Borrower shall have obtained all approvals (to the extent required to have been obtained by such time) and all consents of any Persons or modifications to Project Documents or Organizational Documents of any putative Subject Fund, in each case that are necessary for its entry into the Financing Documents to which it is a party and implementation of the transactions contemplated in the Financing Documents, each of which is listed on Schedule 3.1(m). Each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent.

3.2 Conditions Precedent to Each Borrowing. The obligation of each Lender to make any Loans with respect to a Current Project pursuant to a Borrowing is subject to the prior satisfaction of the following conditions (unless waived pursuant to Section 9.12(a)); provided, however, that there shall be no duplication with respect to the satisfaction of conditions precedent under Sections 3.1 and 3.2 if the Closing Date and a Borrowing Date occur on the same Business Day:

(a) All representations and warranties of the Loan Parties under the Financing Documents are true and correct in all material respects as of such Borrowing Date, other than those representations and warranties which are modified by materiality by their own terms,

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which shall be true and correct in all respects as of such Borrowing Date, (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default has occurred and is continuing or will result from the making of the Borrowing of such Loan.

(c) Delivery to the Administrative Agent of a Borrowing Notice in accordance with Section 2.1(a)(iii) and a Borrowing Base Certificate and Advance Models in accordance with Section 2.1(a)(iv).

(d) All Liens contemplated to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents shall have been so created, perfected and filed in the applicable jurisdictions.

(e) All amounts required to be paid to or deposited with any Secured Party hereunder or under any other Financing Document, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent to Section 3.1 and this Section 3.2, shall have been paid in full (or shall be paid concurrently with the occurrence of such Borrowing) or arrangements for the payment thereof from the Loans shall have been made, which arrangements shall be acceptable to the Agents and the Lenders.

(f) After giving effect to such proposed Borrowing and any Watched Asset identified in the Borrowing Base Certificate, the Borrower shall be in compliance with the Borrowing Base Requirements.

(g) No Material Adverse Effect has occurred or is continuing since the Closing Date, and, to the Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

(h) Each Current Project shall (i) be a Project subject to a Subject Fund, (ii) satisfy (x) the Eligibility Representations and (y) the objective credit requirements of the applicable Subject Fund, or otherwise be identified as a Watched System in the Borrowing Base Certificate and (iii) be fully funded by the applicable Investor pursuant to the applicable Project Document, including [***] any Liens granted with respect to such Current Project to SolarCity, as seller, for payment of the Current Project’s purchase price under the applicable Project Document shall have been extinguished.

(i) To the extent not previously delivered to the Administrative Agent, delivery (which delivery may be made electronically through using File Transfer Protocol (FTP) or Hypertext Transfer Protocol Secure (HTTPS)) to the Administrative Agent of true, correct and complete copies of (i) each Project Document in respect of a the Subject Funds and (ii) each Customer Agreement, in each case with respect to a Current Project.

(j) The requested Borrowing exceeds $5,000,000 or such lesser amount as is remaining under the Commitment.

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(k) No Bankruptcy Event shall have occurred with respect to SolarCity.

(l) As reasonably requested by any Lender for informational purposes only, to the extent not otherwise publicly available and in possession of the Borrower or its Affiliates, the Borrower has delivered to such Lender financial statements and/or credit reports with respect to a Current Project with a commercial Host Customer that does not have a publicly available rating from a recognized national rating agency that was current as of the date that the Customer Agreement corresponding to such Current Project was executed.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. The Borrower represents to each Agent and the Lenders as of the date such representations are given, including each Borrowing Date:

(a) Organization.

(i) The Borrower (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite limited liability company power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party; and (D) has all requisite limited liability company power and authority to execute and perform its obligations under each of the Financing Documents and each other agreement or instrument contemplated thereby to which it is a party and to borrow hereunder.

(ii) Member (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite limited liability company power and authority to own or hold its interest in the Borrower and to carry on its business as now being conducted and as proposed to be conducted by it under the Operative Documents in respect of the Projects; and (D) has all requisite limited liability company power and authority to execute and perform its obligations under each of the Financing Documents and each other agreement or instrument contemplated thereby to which it is a party.

(iii) The only holder of Equity Interests in the Borrower is the Member and (A) there are no outstanding Equity Interests with respect to the Borrower and (B) there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any membership or other equity

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interests in the Borrower or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower. The Borrower is authorized to issue and has issued only one class of membership interests.

(iv) SolarCity (A) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted by it under the Operative Documents in respect of the Projects.

(b) Authorization; No Conflict. Each Loan Party has duly authorized, executed and delivered each Operative Document to which it is a party, and neither such entity’s execution and delivery thereof nor the performance thereof (i) will be in conflict with or result in a breach of such entity’s Organizational Documents; (ii) will materially violate any other Legal Requirement applicable to or binding on such Loan Party or any of their respective properties; (iii) will result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of the Collateral under any agreement or instrument to which it is a party or by which it or any of the Collateral may be bound or affected; or (iv) will require the consent or approval of any Person, which has not already been obtained.

(c) Enforceability. Each Financing Document to which a Loan Party is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). None of the Financing Documents to which a Loan Party is a party has been amended or modified since the later to occur of (i) the Closing Date or (ii) the immediately preceding Borrowing Date except in accordance with this Agreement and as permitted under Section 6.10(a).

(d) ERISA. Neither the Borrower nor any member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any ERISA Plan. The Borrower and each member of the Controlled Group is in material compliance with all applicable provisions of ERISA and the Code. The Borrower does not have any employees. Without limiting the generality of the foregoing, there has been no and there is not reasonably expected to be any ERISA Event.

(e) Taxes. Each Loan Party has filed, or have caused to be filed, with the appropriate tax authority, all federal, State and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that a Loan Party may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when such Loan Party is in good faith contesting the same, so long as, to the extent the amount of all disputes being

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contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (i) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent; (ii) enforcement of the contested tax is effectively stayed for the entire duration of such contest; and (iii) any tax determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest. There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Loan Parties.

(f) Business. The Borrower has not conducted and has not permitted any Funded Subsidiary to conduct any business other than acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the Projects and activities related or incident thereto (including those contemplated by the Borrower’s Operative Documents or the applicable Funded Subsidiary’s organizational documents). The Borrower does not have any outstanding Debt or other material liabilities. The Borrower is not a party to or bound by any material contract other than the Operative Documents to which it is a party other than contracts permitted to be entered into under this Agreement and the other Financing Documents.

(g) Collateral. The security interests granted to the Collateral Agent pursuant to the relevant Collateral Documents in the Collateral (i) constitute as to personal property included in such Collateral and, with respect to subsequently acquired personal property included in such Collateral, will constitute, a first priority perfected security interest and Lien under each applicable UCC financing statement subject to no other Liens except Permitted Liens; and (ii) are, and, with respect to such subsequently acquired property, will be, as to such Collateral perfected under each applicable UCC financing statement subject to no other Liens except Permitted Liens.

(h) Investment Company, Holding Company Act. No Loan Party is an “investment company” within the meaning of, or is regulated as an “investment company” under, the Investment Company Act of 1940.

(i) Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Loans will be used by the Borrower to purchase Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or otherwise in violation of Regulations T, U or X.

(j) Financial Statements. The most recent financial statements (including the notes thereto) delivered in respect of the Borrower pursuant to Section 5.3 fairly present in all material respects the financial condition of the Borrower as of the date thereof and have been prepared in accordance with GAAP applied on a consistent basis, subject to the audit and normal year-end adjustments and the absence of footnotes and associated disclosures. Such financial statements and notes thereto disclose all direct or contingent material liabilities of the Borrower as of the dates thereof. Except as disclosed to the Administrative Agent in writing, there has occurred no Material Adverse Effect since the date of the most recent financial statements delivered pursuant to Section 5.3.

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(k) Project Documents. Each of the Project Documents is listed on Appendix 5, as the same may be updated from time to time. Copies of all Project Documents as currently in effect have been delivered via electronic dataroom to the Administrative Agent by the Borrower. Each Project Document to which a Funded Subsidiary is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). None of the Project Documents to which a Funded Subsidiary is a party has been amended or modified since the effective date of such Project Document other than as set forth on Appendix 5 or permitted by Section 6.10(a).

(l) Litigation. There are no instituted, pending or, to the Borrower’s Knowledge, threatened actions, suits or proceedings of any kind, including actions, suits or proceedings by or before any Governmental Authority, against a Loan Party or Funded Subsidiary or any business, property or rights of a Loan Party or Funded Subsidiary as to which, if adversely determined against such Loan Party, could, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m) Disclosure. (i) All written information that has been made available by the Borrower to any Secured Party in connection with the transactions contemplated by this Agreement and the other Financing Documents (such information to be taken as a whole, including, without limitation, updated or supplemented information), or that has been furnished by the Borrower to any third party in connection with the preparation and delivery by such third party of a report or certificate to any Secured Party, is complete and correct in all material respects, and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made, and (ii) to the Borrower’s Knowledge, each third party report or certificate furnished by or on behalf of the Borrower to any Secured Party, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made; provided, however, that in each case no representation or warranty is made with respect to projections, assumptions or other forward-looking statements provided by or on behalf of the Borrower with respect to any Advance Model other than as provided in Section 4.1(s).

(n) Tax Status. For United States federal and State income tax purposes (excluding Puerto Rico), the Borrower will be treated as a disregarded entity of SolarCity. Neither the execution and delivery of the Financing Documents nor the consummation of any of the transactions contemplated by such Financing Documents will affect such status.

(o) No Other Subsidiaries. The Borrower has no subsidiaries other than the Funded Subsidiaries.

(p) Capital Structure. The Equity Interests of each Funded Subsidiary have been duly authorized and validly issued and, except as otherwise provided for in the Funded Subsidiary’s operating agreement, are fully paid and non-assessable. There is no existing

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option, warrant, call, right, commitment or other agreement to which any Funded Subsidiary is a party requiring, and there is no membership interest, partnership interest, or other Equity Interests of a Funded Subsidiary outstanding which upon conversion or exchange would require, the issuance by such Funded Subsidiary of any additional membership interests, partnership interests or other Equity Interests of such Funded Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest, a partnership interest or other Equity Interest of such Funded Subsidiary.

(q) Compliance with Law. Each of the Borrower, each Funded Subsidiary and, solely with respect to Projects included in any Subject Fund, SolarCity, has complied in all material respects with all applicable Legal Requirements, including federal, State and local consumer protection laws.

(r) No Other Bank Accounts. The Borrower has no other deposit or securities other than the Accounts and the Operating Account.

(s) Projections. The Borrower has disclosed to the Administrative Agent the assumptions that the Advance Models are based, and the Net Cash Flows and other projections in the Advance Models submitted to the Administrative Agent on the Borrowing Date (i) are based on good faith estimates and commercially reasonable assumptions as to all factual matters material thereto and (ii) are generally consistent with the Project Documents, the Tax Equity Model, and other adjustments as approved by the Administrative Agent; provided, however, that (A) none of the applicable Advance Models, nor the assumptions set forth therein are to be viewed as facts and that actual results during the term of the Loans may differ from the applicable Advance Models, and that the differences may be material, and (B) the Borrower believed in good faith that each of the Advance Models as of the relevant Borrowing Date was reasonable and attainable.

(t) Solvency. Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds thereof, each Loan Party is solvent within the meaning given to such term under applicable law relating to fraudulent transfers and conveyances, including that (i) the fair value of the assets of each Loan Party, at fair valuation, will exceed its respective debts and liabilities, subordinated, contingent or otherwise, (ii) the present saleable value of the property of such Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Borrower has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(u) Sanctioned Persons. No Loan Party nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of a Loan Party, is currently subject to any U.S. sanctions administered by OFAC. The Borrower will not knowingly, directly or indirectly, use the proceeds of the Loans or otherwise make available such proceeds, for the purpose of financing the activities of a Person currently subject to any U.S. sanctions administered by OFAC.

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(v) Environmental Compliance. To the Borrower’s Knowledge there is no: (i) past or existing material violation of any Environmental Law by any Person relating in any way to any Funded Project; (ii) Environmental Claim pending or, to the Borrower’s Knowledge, threatened against any Funded Project, any Current Project in the applicable Current System Group, Borrower or any Funded Subsidiary; and (iii) to the Borrower’s Knowledge, events, conditions or circumstances that would reasonably be expected to form a basis for an Environmental Claim against any Funded Project, a Current Project in the applicable Current System Group, Borrower or Funded Subsidiary with respect thereto.

(w) Regulatory Matters. As of the date title to a Current Project was transferred to the applicable Funded Subsidiary, such Current Project is a qualifying small power production facility pursuant to Section 292.203(a) of FERC’s regulations with a power production capacity of less than 20 MW and, to the extent required under FERC regulations to preserve such status, the applicable Funded Subsidiary or an Affiliate thereof shall have filed with FERC a notice of self-certification, or obtained from FERC an order granting certification, with respect to such status.

ARTICLE 5

AFFIRMATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that so long as this Agreement is in effect, it shall, unless the Administrative Agent (or if so specified, the Majority Lenders) waives compliance in writing:

5.1 Use of Proceeds. Use the proceeds of the Loans solely (a) to make Restricted Payments to the Borrower’s direct or indirect owners for any working capital purposes, and (b) to pay fees (including the Commitment Fees), costs and expenses as required under this Agreement.

5.2 Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining the Borrower’s Knowledge thereof, give written notice to the Administrative Agent and each Lender of:

(a) any litigation, Environmental Claim, action or proceeding pending or, to the Borrower’s Knowledge, threatened against the Borrower or a Funded Subsidiary, (i) involving claims against the Borrower or a Funded Subsidiary which would reasonably be expected to have a Material Adverse Effect, or claims against any Agent or any Lender, (ii) seeking any material injunctive, declaratory or other equitable relief, or (iii) instituted for the purpose of revoking, terminating, suspending, withdrawing, modifying or withholding any Applicable Permit which would reasonably be expected to have a Material Adverse Effect;

(b) any dispute or disputes between the Borrower or a Funded Subsidiary, on the one hand, and any Person, on the other hand, which would reasonably be expected to have a Material Adverse Effect and that involve (i) claims against the Borrower or a Funded

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Subsidiary, (ii) injunctive or declaratory relief, or (iii) revocation, material modification, or suspension of any applicable Permit or imposition of additional material conditions with respect thereto;

(c) any Default or Event of Default shall have occurred and be continuing (and any notice thereof shall be entitled “Notice of Default” or “Notice of Event of Default”);

(d) any matter which has, or would reasonably be expected to have, a Material Adverse Effect, or, solely with respect to a Funded Subsidiary, any matter which has or would be reasonably expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) assets, liabilities, properties or ability to perform any applicable obligations pursuant to any Project Document to which it is a party;

(e) (i) the occurrence of, or notice given or received by a Funded Subsidiary in respect of, any breach, default or claim under a Project Document and (ii) notice of any material event of default or termination given to or received by a Funded Subsidiary under any Project Document; and

(f) The adoption of or participation in any ERISA Plan, or intention to adopt or participate in any ERISA Plan, by the Borrower or a Partnership Managing Member, a Lessor Managing Member, or a Lessor, in each case, of a Subject Fund, or the occurrence of any ERISA Event.

5.3 Portfolio Reports; Financial Statements. Deliver to the Administrative Agent (or cause to be delivered to the Administrative Agent) for further distribution to each Lender:

(a) Each fiscal quarter, no later than ten (10) Business Days following the date of delivery to any Investor, for each Subject Fund, (i) the quarterly reporting package as is required to be delivered to each Investor under a Subject Fund’s maintenance services agreement, or (ii) to the extent delivered to an Investor under a Subject Fund for such quarter, copies of such other quarterly reporting package compiled by SolarCity’s asset management group with respect to a Subject Fund’s performance.

(b) Each fiscal quarter, no later than ten (10) Business Days following the date of delivery to the Administrative Agent of the quarterly reporting package required pursuant to Section 5.3(a), for each Subject Fund, each of the following:

(i) detailed accounts receivable aging taken directly from the source system, including that maintained by any third-party servicer;

(ii) detailed trial balance for taken directly from the source system; and

(iii) suspense cash summary and aging.

(c) Each fiscal quarter, no later than ten (10) Business Days following the latest due date of a Subject Fund to deliver a quarterly reporting package to an Investor under the applicable maintenance services agreement, a consolidated report for all Subject Funds,

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including (A) financing deployment status by Subject Fund, (B) aggregated portfolio profile by credit composition, market composition and customer location, (C) the cumulative amount of billed Customer Payments delinquent for 120 days or more with respect to each Subject Fund, and (D) a summary and commentary with respect to the status of Customer Agreements that are greater than 120 days past due, to the extent not provided elsewhere within any other item delivered pursuant to Section 5.3(a).

(d) No later than ten (10) Business Days following the date of delivery to any Investor, duplicate copies of any annual reporting package required to be delivered to any Investor with respect to a Subject Fund pursuant to the Subject Fund’s maintenance services agreement.

(e) As soon as available but no later than forty-five (45) days after the close of each quarterly fiscal period, quarterly (and year-to-date) unaudited consolidated financial statements of the (A) the Borrower, (B) SolarCity (if such financial statements are not otherwise publicly available), which such financial statements shall include a footnote to indicate the separateness of Borrower from SolarCity and will indicate that the obligations hereunder are non-recourse to the general credit of SolarCity, (C) each Partnership Managing Member and Lessor Managing Member (provided, that unaudited consolidating financial statements of the Borrower showing entries on an individual basis with respect to each Partnership Managing Member and Lessor Managing Member shall satisfy this clause (C)), and (D) each Partnership and Lessor Partnership constituting a Subject Fund, in each case prepared by the issuing entity in accordance with GAAP and certified by the chief financial officer of the issuing entity as of the end of such period, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, in each case setting forth comparative figures for the corresponding periods from the prior year, to the extent available; provided, no quarterly financing statements shall be due with respect to the fourth quarter of the fiscal year.

(f) As soon as available but no later than one hundred twenty (120) days after the close of each applicable fiscal year, the audited financial statements, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, and any footnotes thereto, in each case setting forth comparative figures for the prior year, to the extent available, of (A) the Borrower, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent, (B) SolarCity (if such financial statements are not otherwise publicly available), which such financial statements shall include a footnote to indicate the separateness of Borrower from SolarCity and will indicate that the obligations hereunder are non-recourse to the general credit of SolarCity, and as certified by a nationally-recognized independent certified public accountant, and (C) each Partnership Managing Member and Lessor Managing Member, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent (provided, that audited consolidating financial statements of the Borrower showing entries on an individual basis with respect to each Partnership Managing Member and Lessor Managing Member shall satisfy this clause (C)), and (D) each Partnership and Lessor Partnership constituting a Subject Fund, as certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by the applicable Partnership or Lessor Partnership pursuant to its operating

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agreement; provided, the accountant certifications accompanying such audited financial statements shall not be qualified, or limited because of restricted or limited examination by such accountant of any material portion of the records of any entity. Such audited financial statements shall be certified by the chief financial officer of the issuing entity as of the end of such period.

(g) Concurrently with any delivery of the financial statements described in clauses (e) or (f) above, a certificate signed by an authorized Responsible Officer of the Borrower certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and that, to the knowledge of such Responsible Officer, no Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that the Borrower has taken or proposes to take with respect thereto and setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with Section 6.1.

(h) The Lenders shall have the right to make inquiries with respect to any items delivered pursuant to this Section 5.3 and discuss the same with Responsible Officers of SolarCity, the Borrower, or the Funded Subsidiaries, as applicable. Any such inquiries shall be coordinated by and delivered to the Borrower by the Administrative Agent; provided, that for so long as an Event of Default has occurred and is ongoing, such inquiries may be made by a Lender directly to the Borrower.

5.4 Reports; Other Information.

(a) Deliver to the Administrative Agent promptly after the receipt or delivery thereof copies of any notices of default pursuant to a Project Document provided to or issued by any Investor party to a Project Document.

(b) Deliver to the Administrative Agent copies of any material documents and reports related to the Funded Projects furnished to the Borrower or a Funded Subsidiary by a Governmental Authority or by any counterparty to a Project Document (other than reports already delivered pursuant to Section 5.3(a)), or furnished by the Borrower to such Governmental Authority or such counterparty.

(c) Deliver to the Administrative Agent promptly after receipt thereof a copy of any “management letter” received by the Borrower or any Funded Subsidiary from its independent accounts and management’s response thereto.

(d) Deliver to the Administrative Agent no later than three (3) Business Days of delivery to the applicable Investor, any True-Up Reports and models in connection therewith delivered to an Investor in a Subject Fund.

(e) Deliver to the Administrative Agent no later than one hundred twenty (120) days after the close of each applicable fiscal year, copies of the Certification Pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 as it relates to the audited financial statements of SolarCity (if such certifications are not otherwise publicly available).

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(f) Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Funded Subsidiary, or compliance with the terms of any Operative Document, as the Administrative Agent or any Lender may reasonably request.

5.5 Existence, Conduct of Business. Except as otherwise expressly permitted under this Agreement: (i) do or cause to be done all things required to maintain and preserve and keep in full force its existence as a Delaware limited liability company; (ii) do or cause to be done all things required to obtain, maintain, preserve, renew, extend and keep in full force and effect all rights, licenses, authorizations, privileges, franchises and applicable Permits necessary to the conduct of its business; (iii) perform all of its obligations under the Operative Documents and all other material agreements and contracts by which it is bound; and (v) to engage only in the acquisition and ownership of Funded Subsidiaries and activities related or incident thereto.

5.6 Books, Records, Access.

(a) Maintain books, accounts and records with respect to the Borrower in accordance with GAAP and in material compliance with applicable law and the regulations of any Governmental Authority having jurisdiction thereof.

(b) At any time during normal business hours and upon ten (10) Business Day’s prior written notice to the Borrower (and at any hour and without prior written notice if any Event of Default has occurred and is continuing), but so long as no Event of Default has occurred and is continuing, no more frequently than once per six (6) consecutive calendar month period:

(i) Permit any representatives, employees, consultants, advisers or agents of the Administrative Agent to visit the premises of the Borrower, SolarCity, and any third-party servicer to inspect all of the Borrower’s and each Funded Subsidiaries’ books, accounts, records and properties and make copies thereof (subject to clause (e) below); and review the management and accounting of the subject financing, including the Subject Funds.

(ii) Provide an audit view of SolarWorks or provide such documents, materials or records if not already available in SolarWorks or otherwise provided to the Administrative Agent pursuant to the terms herein, as necessary to determine compliance with the Eligibility Representations.

(c) The Administrative Agent, Borrower and SolarCity each agree to cooperate in good faith to develop a mutually agreeable process to periodically conduct sampling and testing of financial processes and reports of the Funded Subsidiaries, including the ability of any representative of any Agent to discuss the affairs, finances and condition of the Borrower and the Funded Subsidiaries with the officers thereof and independent accountants therefor.

(d) Reimburse the Administrative Agent for the out of pocket expenses incurred in connection with Section 5.6(b) by the Administrative Agent and its representatives; provided, that such expenses shall be agreed to by the Borrower and the Administrative Agent in advance on commercially reasonably terms, and provided, further, that notwithstanding anything to

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contrary herein, any expenses incurred pursuant to Section 5.6(b) by the Administrative Agent during the occurrence of an Event of Default shall be for the account of the Borrower and not subject to any limitations set forth herein or elsewhere.

(e) Notwithstanding the information disclosure obligations discussed above, any inspection of the Project Documents or any other agreement affiliated with a Subject Fund pursuant to Section 5.6(b) shall be limited to review by the counsel of the Administrative Agent and will not be copied, sent by mail, fax, electronic mail or any other transmission, or distributed to any Lender or its counsel without the express written consent of the Borrower, such consent not to be withheld if the applicable Lender and its counsel are subject to a non-disclosure agreement of reasonable terms with SolarCity specifically referencing the review of Project Documents.

5.7 Preservation of Rights; Further Assurance.

(a) Use commercially reasonable efforts to maintain in full force and effect, preserve, protect and defend the material rights of each Funded Subsidiary in a Subject Fund, and take all actions necessary to prevent termination or cancellation (except as permitted by the Operative Documents) by, and enforce against, other parties the material terms of each Project Document of the applicable Subject Fund, including enforcement of any claims with respect thereto; provided, that with respect to a Partnership or a Lessor Partnership, the Borrower shall be in compliance with this Section 5.7 if Partnership Managing Member or Lessor Managing Member, as the case may be, is in compliance with its fiduciary obligation under the applicable operating agreement of the Partnership or the Lessor Partnership, as the case may be.

(b) Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to (a) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (b) preserve and protect the Collateral and (c) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.

(c) From time to time as reasonably requested by the Administrative Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Financing Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.

5.8 Taxes and Other Government Charges.

(a) Pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Borrower and each Funded Subsidiary; provided, that the

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Borrower or a Funded Subsidiary, as applicable, may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same, so long as, to the extent the amount of all disputes being contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (a) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest.

(b) The Borrower will remain classified as a disregarded entity for U.S. federal income tax purposes.

5.9 Compliance With Laws; Instruments, Etc. Comply, or cause compliance by each Funded Subsidiary, in all material respects, with all Legal Requirements, including consumer protection laws, except that the Borrower or a Funded Subsidiary may contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements.

5.10 Indemnification.

(a) Without duplication of the Borrower’s obligations under Section 2.4(d) or Section 2.6, the Borrower agrees to indemnify each Secured Party (other than the Depositary, who is indemnified under Section 6.2 of the CADA) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Financing Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the hereby and thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or, or any Environmental Claim related in any way to the Borrower; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Financing Document, if the Borrower or such Loan Party has obtained a final or nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

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(b) To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under Section 5.10(a) or Section 10.4(a), each Lender severally agrees to pay to the Administrative Agent and the Collateral Agent, as the case may be, such Lender’s Proportionate Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.

(c) To the extent permitted by applicable law, the Borrower shall not assert and hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any transaction contemplate hereby or by the other Financing Documents, any Loan or the use of the proceeds thereof.

(d) In case any action, suit or proceeding subject to the indemnity in this Section 5.9 shall be brought against any Indemnitee, such Indemnitee shall promptly notify the Borrower in writing of the commencement thereof, and the Borrower shall be entitled, upon giving written notice to the Indemnitee within thirty (30) days of receipt of written notice from the Indemnitee of the commencement of such proceeding, to retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee in such proceeding, and the Borrower shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, that the failure to notify the Borrower shall relieve the Borrower from any liability that it may have under this Section 5.10 only if, and only to the extent that, such failure causes actual prejudice to the Borrower. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Borrower and the Indemnitee shall have mutually agreed to the retention of such counsel or (ii) the Borrower or the Indemnitee has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Borrower shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one (1) counsel (in addition to any local counsel) for all Indemnitees, and that all such reasonable fees and expenses shall be reimbursed as they are incurred and paid.

(e) The Borrower shall have the authority and discretion to settle, compromise or consent to the entry of judgment regarding any indemnified claim subject to this Section 5.10, the defense of which has been assumed by the Borrower, except that the Borrower may not, without the prior written consent of the Indemnitee, settle, compromise or consent to the entry of any judgment regarding such claim if such settlement, compromise or consent (i) contains any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnitee, (ii) contains any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnitee or any of its Affiliates or (iii) does not contain an unconditional release of the Indemnitee, in form and substance satisfactory to such Indemnitee, from any liability related to such claim. The Indemnitee may not settle, compromise or consent to the entry of any judgment regarding any claim for which indemnification is sought and the defense of which has not been assumed by the Borrower, without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

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(f) The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. Any amounts due and payable by the Borrower under this Section 5.10 shall be payable on demand by the applicable Indemnitee, but in no event later than ten (10) Business Days after receipt of an invoice for such amounts from such Indemnitee. If such amounts are not paid within such ten (10) Business Day period, then such amounts shall bear interest at the Default Rate.

5.11 Revenue & Operating Accounts.

(a) Revenue Account. The Borrower shall cause each CADA Subsidiary Party to deposit all Actual Net Cash Flows directly into the Revenue Account. In the event that, notwithstanding the foregoing, the Borrower receives any such amounts, the Borrower will hold such amounts in trust and promptly (and in any event within three (3) Business Days) after receipt thereof deposit such amounts in the Revenue Account.

(b) Operating Account. The Borrower shall cause each Partnership Managing Member, Lessor Managing Member or Lessor of a Subject Fund, as the case may be, to deposit all Excluded Revenues (other than Excluded Revenues received in respect of a Project prior to such Project becoming a Funded Project, including amounts in connection with the purchase (or contribution) of PV Systems in a Partnership Flip Structure, any Rent Prepayment, or proceeds from upfront rebates, including any proceeds from refundable State tax credits) directly into the Operating Account.

(c) No less frequently than once per calendar month, the Borrower shall deliver to the Administrative Agent an accounting of Excluded Revenues and Actual Net Cash Flows. So long as the Borrower is not currently delinquent in delivering such accounting, no consent of the Administrative Agent or Lenders shall be required to withdraw funds from the Operating Account. Notwithstanding the foregoing, the Administrative Agent shall have the right to audit the accounting of Excluded Revenues, and, to the extent that an error has been made with respect to the identification and deposit of funds as Excluded Revenues (“Misdirected Revenues”), the Administrative Agent shall provide written notice of the amount of Misdirected Revenues, and provide the Borrower with the calculation thereof or otherwise explain the error. The Borrower shall have ten (10) days to (i) cure such error by depositing the Misdirected Revenues into the Revenue Account or (ii) provide an explanation reasonably acceptable to the Administrative Agent that there was in fact no error in the accounting.

5.12 Compliance with Sanctioned Persons Laws.

(a) The Borrower hereby covenants and agrees that it will not conduct, and will not permit Member to conduct business with or engage in any transaction with any person or entity

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named on any OFAC List or any Persons determined and publicly announced by the Secretary of the Treasury pursuant to Executive Order 13224 to be owned by, controlled by, or acting on behalf of, any of the Persons referred to or described on an OFAC List. The Borrower hereby covenants and agrees that it will comply at all times with the requirements of all Anti-Terrorism Laws.

(b) If to the Borrower’s Knowledge, any Loan Party or any Affiliate thereof, is named on any OFAC List (such occurrence, an “OFAC Violation”), the Borrower will immediately (i) give written notice to the Agents of such OFAC Violation, and (ii) comply with all applicable Governmental Rules with respect to such OFAC Violation (regardless of whether the party included on such OFAC List is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Laws, and the Borrower hereby authorizes and consents to the Agents taking any and all steps an Agent deems necessary, in its sole discretion, to comply with all applicable Governmental Rules with respect to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Laws (including the “freezing” and/or “blocking” of assets).

5.13 Separateness Provisions; Required Provisions in LLC Agreement.

(a) The Borrower shall comply with the provisions set forth on Schedule 5.13.

(b) The LLC Agreement shall include each of the following terms (collectively, the “Required LLC Provisions”):

(i) requires that until the Discharge Date the Borrower shall have, at all times, one Independent Member; and

(ii) requires unanimous written approval of all members, partners or managers, as the case may be, including the Independent Member in order to authorize the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have the Borrower adjudicated bankrupt or insolvent, instituting proceedings under any applicable insolvency law, seeking any relief under any law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for the Borrower or a substantial part of its property, making any assignment for the benefit of creditors, admitting in writing the inability of the Borrower to pay its debts as they become due, or taking action in furtherance of any of the foregoing.

5.14 Distributions by Certain Subsidiaries. The Borrower shall cause each Partnership Managing Member, Lessor Managing Member or Lessor of a Subject Fund to promptly distribute cash flows as per the requirements, and in accordance with, the distribution allocation of the Subject Fund; provided, that delays in distributions of any Excluded Revenues shall not be a breach of this Section 5.14.

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5.15 Borrowing Base Certificate. Unless otherwise waived by the Administrative Agent, (a) no less frequently than once per month on the earlier of (i) the fifteenth day of such month or (ii) the delivery of the Borrowing Notice for such month, (b) promptly upon any Subject Fund becoming a Watched Fund or a Funded Project becoming a Watched System, (c) promptly upon the increase of the aggregate amount of an Investor’s commitment in a Subject Fund that causes a delay in receipt or decrease in amount of Net Cash Flows, and (d) no more frequently than once per month, in addition to dates set forth in (a) through (c) of this Section 5.15, within three days of the written request of the Administrative Agent, upon the reasonable determination by Administrative Agent that there has been a shift in interest rates that would have a material effect on any Asset Discount Rate, deliver a Borrowing Base Certificate to the Administrative Agent.

ARTICLE 6

NEGATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that, so long as this Agreement is in effect, it shall not:

6.1 Interest Rate Coverage Ratio. Permit the Interest Rate Coverage Ratio as of a Quarterly Date to be less than 1.40:1.00.

6.2 Limitations on Liens. (a) Create or assume, or allow a Funded Subsidiary or a Lessor to create or assume, any Lien on any Collateral, whether now owned or hereafter acquired, except for Permitted Liens or (b) suffer to exist, or allow a Funded Subsidiary or a Lessor to suffer to exist, any Lien on any of its property or PV Systems, whether now owned or hereafter acquired, except for Permitted Liens.

6.3 Indebtedness. Incur, create, assume or permit, or allow a Funded Subsidiary to incur, create, assume or permit to exist any Debt except for:

(a) Debt created under the Financing Documents; and

(b) Debt incurred under the Project Documents to which a Funded Subsidiary is a party;

(c) the endorsement of negotiable instruments received in the ordinary course of the Borrower’s or the Funded Subsidiary’s business, as applicable; or

(d) Debt arising under a Permitted Swap Agreement.

6.4 Sale or Lease of Assets. Sell, lease, assign, transfer or otherwise dispose of, or allow a Funded Subsidiary to sell, lease, assign, transfer or otherwise dispose of, Assets (including any portion of any Equity Interest owned by the Borrower, a Lessor Managing Member, or a Partnership Managing Member of any Funded Subsidiary), whether now owned or hereafter acquired except:

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(a) as permitted by the Operative Documents and the Customer Agreements;

(b) dispositions of obsolete, worn out or replaced property not used or useful in its business and disposed of in the ordinary course of its business;

(c) dispositions of SRECs; and

(d) with the prior written consent of the Administrative Agent, acting at the direction of the Lenders.

6.5 Changes. Conduct any business other than the acquisition and ownership of subsidiaries which engage in the acquisition, ownership, leasing and financing of the Projects and activities related or incident thereto (including those contemplated by the Borrower’s Operative Documents), hire or become an employer of an employee or assume or incur any obligation under or in connection with any ERISA Plan.

6.6 Distributions. Directly or indirectly, make or declare any Restricted Payment or incur any obligation (contingent or otherwise) to do so except for Restricted Payments:

(a) from proceeds of the Loans in accordance with Section 5.1;

(b) to Member from Excluded Revenues; and

(c) so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) no Sweep Event has occurred and is continuing (or if a Sweep Event has occurred, it is not prior to the second fiscal quarter following the date such Sweep Event was remedied, it being understood and agreed that a Bankruptcy Event with respect to SolarCity cannot be remedied), (iii) no Recalibration Event has occurred and, after giving effect to any prepayments made pursuant to Section 2.1(f)(ii), is continuing, (iv) the Borrower, after giving effect to any prepayments made pursuant to Section 2.1(f)(ii), is in compliance with the Borrowing Base Requirements, and (v) the Borrower is in compliance with the terms of Section 5.11(c) hereof, to Member from Excess Cash Flow on any Scheduled Payment Date.

6.7 Investments. Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase, redeem or own any Equity Interests in, or any assets constituting an ongoing business from, or make or permit any other investment in, any Person, except for:

(a) investments in Subject Funds or Funded Subsidiaries; and

(b) investments permitted under the Operative Documents.

6.8 Federal Reserve Regulations. Apply any part of the proceeds of any Loan to the purchasing or carrying of any Margin Stock.

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6.9 Fundamental Changes. Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity; provided, however, that the Borrower may sell, or otherwise dispose of assets as permitted by Section 6.4.

6.10 Amendments; Other Agreements.

(a) Without the prior written consent of the Majority Lenders, the Borrower shall not permit, to the extent the Partnership Managing Member, Lessor Managing Member or Lessor, as applicable, must propose or approve any such action, any Funded Subsidiary to (i) terminate or cancel, exercise any right or remedy under or pursuant to any breach or default of, (ii) amend, modify, supplement or consent to any change in any material provision of or (iii) waive any default under, material breach of, condition, closing deliverable or other required item under, or the performance of a material obligation by or any other Person under their applicable Project Documents; provided, however, that no prior written consent by the Majority Lenders shall be required in the case of any amendment, modification or supplement to or waiver under a Project Document to (A) correct a manifest error therein that is not material, (B) to increase the aggregate amount of an Investor’s commitment, or (C) change payment mechanics under the applicable Project Document with respect to the payment of Rent Prepayments or PV System purchase prices, as the case may be, provided, that such changes in payment mechanics do not negatively impact Net Cash Flows.

(b) Promptly after the execution and delivery thereof, the Borrower shall furnish the Administrative Agent and the Lenders with copies of all waivers, amendments, supplements or modifications of any Project Document and any additional material contracts or agreements to which the Borrower becomes a party after the Closing Date.

(c) Notwithstanding the foregoing, Borrower may permit any Funded Subsidiary to enter into an agreement for the sale of SRECs; provided that such agreement does not contain any provisions for liquidated damages, contingent liabilities or other damages, or the posting of collateral or other security.

6.11 Name and Location; Fiscal Year. Change its name, its principal place of business, accounting policies (except as permitted by GAAP) or its fiscal year without the Administrative Agent’s prior written consent.

6.12 Assignment. Assign its rights hereunder or under any other Financing Document except as permitted under the Financing Documents.

6.13 Transfer of Equity Interest. Cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any Equity Interest in the Borrower.

6.14 Accounts. Establish or maintain any deposit or securities account other than the Accounts and the Operating Account.

6.15 Transaction with Affiliates. Engage, or allow a Funded Subsidiary to engage, in any transactions with any of its Affiliates except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or the applicable Funded Subsidiary than could be obtained on arm’s-length basis from unrelated third parties.

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6.16 Limitation on Dividends and Other Payment Restrictions Affecting Certain Subsidiaries. Enter into, or allow a Funded Subsidiary to enter into, any agreement, instrument or other undertaking (except for the Operative Documents) that restricts the ability of any Partnership Managing Member, Lessor Managing Member or Lessor of a Subject Fund to make any dividend or other distribution of Actual Net Cash Flows with respect to such Equity Interests.

6.17 Hedge Agreement. Enter into any Hedge Agreement other than a Permitted Swap Agreement; provided that, no such agreement may be entered into unless and until the Borrower and Administrative Agent have agreed on a methodology in which to ascribe value to the payments proposed to be made under any such agreement.

6.18 Operations and Maintenance in Partnership. Vote, or cause any Partnership Managing Member or Lessor Managing Member of a Subject Fund to vote, to terminate or to appoint a new operations and maintenance provider, or cause any Lessor of a Subject Fund to consent to the appointment of a new operations and maintenance provider under the applicable Project Document; provided, that if any vote or appointment is required within a certain time period under the applicable Project Document, if Administrative Agent does not consent (unless such consent was reasonably withheld) within such time period, then the Borrower may, or cause any Partnership Managing Member or Lessor Managing Member of a Subject Fund to, vote or appoint, or direct the Lessor to, consent to a new operations and maintenance provider or administrative services provider in order to comply with the terms of the applicable Project Documents; provided, further, that the consent of the Administrative Agent may not be unreasonably withheld if the new operations and maintenance provider or administrative services provider meets the standards set forth in the applicable Project Documents.

ARTICLE 7

ACCOUNTS; APPLICATION OF FUNDS

7.1 Accounts; Application of Funds in Accounts.

(a) On or prior to the Closing Date, the Borrower shall cause the Accounts to be established at Depositary. The Borrower shall, or shall cause, all Actual Net Cash Flows paid to the Borrower by a Partnership Managing Member, Lessor Managing Member or Lessor of a Subject Fund to be deposited in the Revenue Account.

(b) Funds on deposit in the Accounts shall be applied in the manner, at the times and in the order of priority as set forth in the CADA.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

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8.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default,” and collectively, “Events of Default”) hereunder:

(a) Failure to Make Payments. The Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal (other than prepayment payable pursuant to Section 2.1(f)(ii)(A)) with respect to any Loan on the date that such principal is due, (ii) any interest or any principal payable pursuant to Section 2.1(f)(ii)(A) on any Loan under this Agreement within three (3) Business Days after the date that such interest or such principal is due and (iii) any other payment (other than interest and principal) due under any Financing Document, within five (5) Business Days after the date that such payment is due; provided, that, to the extent that an event that would otherwise be an Event of Default pursuant to this Section 8.1(a) is caused solely by the Depositary’s failure or delay, in reliance upon Section 8.10 of the CADA, to transfer funds otherwise permitted to be transferred, such event shall not be an Event of Default.

(b) Judgments. A final judgment or judgments for the payment of money (if such payments are not covered by insurance or by a surety bond satisfactory to the Majority Lenders) shall be entered against the Borrower in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more (other than (i) a judgment which is discharged within thirty (30) days after its entry, or (ii) a judgment, the execution of which is effectively stayed within thirty (30) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires); provided, however, that any such judgment or order shall not be (and shall not constitute part of) an Event of Default under this Section 8.1 if and for so long as (i) within thirty (30) days of the judgment being entered, the amount of such judgment order is fully covered (up to customary deductibles) by a valid and binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof and satisfactory to the Majority Lenders and (ii) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order.

(c) Misstatements. Any representation or warranty made by a Loan Party in the Financing Documents, any amendment or modification thereof or waiver thereto, or in any certificate or financial statement furnished pursuant thereto to any Agent or Secured Party pursuant to this Agreement or any other Financing Document, shall prove to have been inaccurate in any respect as of the date such statement was made or certificate was so provided, as applicable and such inaccuracy could likely result in a Material Adverse Effect.

(d) Bankruptcy. Any Loan Party shall become subject to a Bankruptcy Event.

(e) ERISA. (i) The Borrower shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan (that is not excepted under Section 408 of ERISA and regulatory guidance thereunder) resulting in a material liability to the Borrower or (ii) an ERISA Event shall occur with respect to any ERISA Plan which results in or is reasonably expected to result in liability to the Borrower of Two Hundred Fifty Thousand Dollars ($250,000).

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(f) Breach of Terms of Financing Agreements. Any Loan Party shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any Financing Document and not otherwise specifically provided for elsewhere in this Section 8.1, and such failure shall continue unremedied for a period of thirty (30) days after the Borrower becomes aware of such failure; provided, that if (x) such failure can be remedied, (y) such failure cannot reasonably be remedied within such 30 day period, and (z) the Borrower commences cure of such failure within such 30 day period and thereafter diligently seeks to remedy the failure, then an “Event of Default” shall not be deemed to have occurred until such time as the Borrower ceases reasonable efforts to cure such failure unless such failure continues for a period of 90 calendar days.

(g) Security. Any of the Collateral Documents, once executed and delivered, (i) shall fail to provide the Collateral Agent (on behalf of the Secured Parties) a first priority perfected security interest (subject only to Permitted Liens that, pursuant to the Legal Requirements, are entitled to a higher priority than the Lien of the Collateral Agent) in the Collateral, (ii) shall cease to be in full force and effect, or (iii) the validity or the applicability thereof to the Obligations to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of any Loan Party.

(h) Change of Control. A Change of Control shall have occurred.

8.2 Remedies.

(a) If any Event of Default (other than any event described in Section 8.1(d)) shall have occurred and be continuing, the Administrative Agent, upon the request of the Majority Lenders, shall by notice to the Borrower:

(i) immediately terminate the Commitments of each Lender and the obligation of each Lender to make Loans; and

(ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(b) If any Event of Default described in Section 8.1(d) shall have occurred and be continuing:

(i) the Commitments of each Lender and the obligation of each Lender to make Loans shall automatically terminate (if not previously terminated or expired);

(ii) the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of

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the Borrower accrued hereunder and under any other Financing Document, shall automatically become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(c) Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (a) and (b) above, each Secured Party shall be, subject to the terms of the Financing Documents, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any applicable law.

ARTICLE 9

THE AGENTS; AMENDMENTS; ASSIGNMENTS

9.1 Appointment and Authority. Each of the Lenders and hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Financing Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and

(c) shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received

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notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through

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the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.4(d)(vi) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article and Section 10.17 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

9.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3 and 10.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.3 and 10.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.9 Collateral Matters. Without limiting the provisions of Section 9.8, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Financing Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Financing Document, or (iii) subject to Section 9.12, if approved, authorized or ratified in writing by the Majority Lenders; and

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Financing Document to the holder of any Lien on such property that is permitted by Section 6.2.

9.10 Indemnification. Without limiting the obligations (including, but not limited to, the Obligations) of the Borrower hereunder, each Lender agrees to indemnify each of the Agents, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely from the relevant Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agents shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse the relevant Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that such Agent is not reimbursed promptly for such expenses by the Borrower.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.12 Amendments.

(a) No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i) waive any condition set forth in Article 3 without the written consent of each Lender, other than the conditions set forth in Section 3.2(j) or Section 3.2(l), which conditions shall only require the consent of the Majority Lenders to waive;

(ii) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

(iii) postpone any date fixed by this Agreement or any other Financing Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document without the written consent of each Lender directly affected thereby;

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(iv) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Financing Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(v) change any provision of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi) release any Collateral, or release any CADA Subsidiary Party from such Person’s obligations under any Collateral Document, or permit the release of any funds from the Revenue Account, in each case, unless in accordance with the Financing Documents, without the written consent of each Lender;

and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Financing Document; and (B) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b) The Administrative Agent and the Borrower may amend any Financing Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Financing Document.

9.13 Withholding Tax.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a) If the forms or other documentation required by Section 2.4(g) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

(b) If the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify promptly the Administrative Agent fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out-of-pocket expenses.

9.14 Participations.

(a) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.4(d), 2.6, and 2.7 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to matters requiring consent of all Lenders pursuant to Section 9.12). To the extent permitted by law, each participating bank or other Person shall also be entitled to the benefits of Section 10.2 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.5(b) as though it were a Lender. Other than as otherwise specified in this clause (a), no participating bank or other Person shall have any other rights under this Agreement, including direct rights against any Loan Party nor any rights to any remedies and shall not be considered for any purpose to be a party to this Agreement. In no event shall a Loan Party be responsible for any costs or expenses of any counsel engaged by a participating bank or other Person that has acquired a participation from a Lender.

(b) Any Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register in which it enters the name and address of each participant, and the principal amount (and stated interest) of each participant’s interest in the Loans under the Financing Documents (the “Participant Register”); provided, that no Lender shall have an obligation to disclose the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the extent that such disclosure is necessary to establish that the Loans or other obligations under this Agreement are in registered form for tax purposes under Section 5f.103-1(c) of the United States Treasury Regulation. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender maintaining the Participant Register shall treat each person whose name is recorded in the register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent, in its capacity as such, shall have no responsibility for maintaining a Participant Register.

(c) Any Lender or participant may, in connection with any participation or proposed participation pursuant to this Section 9.14, disclose to the participant or proposed participant any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such participant or proposed participant shall execute an agreement whereby such participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

9.15 Assignments.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), except if such assignment is to a Lender, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than One Million Dollars ($1,000,000) (or, if less, the entire remaining amount of such Lender’s Commitment or Loans), provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and State securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to clause (e) of this Section 9.15, from and after the effective date specified in each Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.4(d), 2.6, 2.7, and 5.9, as well as to any Fees accrued for its account and not yet paid).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any Lien or adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in subclause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Financing Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Person of any of its obligations under this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or thereto, or in connection therewith; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the other Financing Documents (other than the Fee Letters), together with copies of the most recent financial statements delivered pursuant to Section 5.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Agreement referred delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment thereof, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, each Lender and the Agents may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (a) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this clause (d).

(e) At the assigning Lender’s option, the Borrower shall execute and deliver to such new lender a new Note in the form attached hereto as Exhibit A, in a principal amount equal to the Loans being assigned, and the Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to amount of the Loans retained by the Lender, if any.

(f) Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 9.15, disclose to the assignee or proposed assignee any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or proposed assignee shall execute an agreement whereby such assignee shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

9.16 Assignability to Federal Reserve Bank or Central Bank.

(a) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(b) Any Lender or its direct or indirect parent may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank in the jurisdiction of such Lender, and this Section 9.16 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided further that any payment in respect of such pledge or assignment made by the Borrower to or for the account of the pledging or assigning Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such pledged or assigned Loans to the extent of such payment.

9.17 Exercise of Discretion.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a) To the extent that the Administrative Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Financing Documents, the Administrative Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Administrative Agent receives written instructions from the Majority Lenders, the Administrative Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions from Majority Lenders in such instance with respect to the exercising of such discretion or the making of such determination. Notwithstanding the foregoing, each of the Lenders agree that until the Administrative Agent receives written instructions from Majority Lenders, the Administrative Agent may reasonably exercise discretion, make determinations and take actions and that the Administrative Agent shall have no obligation to seek any such written instructions.

(b) To the extent that the Collateral Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Financing Documents, the Collateral Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Collateral Agent receives written instructions from the Administrative Agent, the Collateral Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions of the Administrative Agent in such instance with respect to the exercising of such discretion or the making of such determination. Notwithstanding the foregoing, each of the Lenders and the Administrative Agent agree that until the Collateral Agent receives written instructions from the Administrative Agent, the Collateral Agent may reasonably exercise discretion, make determinations and take actions and that the Collateral Agent shall have no obligation to seek any such written instructions.

ARTICLE 10

MISCELLANEOUS

10.1 Addresses; Notices.

(a) Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

To the Borrower:

Hammerhead Solar, LLC

3055 Clearview Way

San Mateo, CA 94402

Attention:        General Counsel

Telephone:      (650) 638-1028

Telecopy:        (650) 638-1029

Email:              legal@solarcity.com

To the Administrative Agent:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention:    Reema Jan

Telephone:  (972) 338-3773

Telecopy:    (214) 290-9443

Email:         [Omitted]

With copy to:

Bank of America Plaza

101 S Tryon Street

Mail Code: NC1-002-15-36

Charlotte, NC 28255-0001

Attention: Mollie S. Canup

Telephone: (980) 387-5449

Telecopy: (704) 409-0011

Email: [Omitted]

To the Collateral Agent:

Bank of America Plaza

101 S Tryon Street

Mail Code: NC1-002-15-36

Charlotte, NC 28255-0001

Attention: Mollie S. Canup

Telephone: (980) 387-5449

Telecopy: (704) 409-0011

Email: [Omitted]

To the Lenders: At such address and fax number as set forth in Annex 2 or as each Lender may provide in writing to the Borrower and the Administrative Agent.

(b) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (i) if delivered in person; (ii) if sent by a nationally recognized overnight delivery service; (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (iv) if sent by telecopy or electronic mail with a confirmation of receipt. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of thirty (30) days’ written notice to the other parties in the manner set forth hereinabove.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c) The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that notwithstanding anything to the contrary in clause (b) above, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Notice or a notice pursuant to Section 2.1(a)(iii), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Default or Notice of Event of Default under this Agreement or any other Financing Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(d) The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws ; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” The following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Financing Documents and (2) notification of changes in the terms of the Financing Documents. Notwithstanding the foregoing, Borrower Materials marked “PUBLIC” are subject to the confidentiality provisions of Section 10.17.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(e) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO THE MEMBER, THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE MEMBER’S, THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(g) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(h) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give notice or other communications pursuant to any Financing Document in any other manner specified in such Financing Document.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.2 Right to Set-Off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Financing Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Financing Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

10.3 Delay and Waiver. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Financing Document, the authority to enforce rights and remedies hereunder and under the other Financing Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Financing Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.2 (subject to the terms of Section 2.5), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Financing Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.5, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

10.4 Costs, Expenses and Attorney’s Fees. The Borrower shall pay all reasonable costs and out-of-pocket expenses (a) incurred by the Agents and their Affiliates and any Lender in connection with the preparation, negotiation, closing and costs of administering this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby shall be consummated and regardless of whether any Borrowing Date occurs) or in connection with any amendments, modifications or waivers of the provisions hereof and

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

thereof, including the reasonable fees, out-of-pocket expenses and disbursements of Sidley Austin LLP or any other counsel for the Agents or any Lender (but provided that any legal fees and out-of-pocket expenses incurred by any Agent or Lender shall be subject to a cap agreed upon between the Borrower and such Agent or Lender prior to the incurrence of such legal costs and expenses), or (b) incurred by the Agents or any Lender in connection with the enforcement or protection of its rights under this Agreement and the other Financing Documents or in connection with the Loans.

10.5 Entire Agreement. This Agreement, the Fee Letters and the other Financing Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Financing Documents. Nothing in this Agreement or in the other Financing Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Financing Documents.

10.6 Governing Law. THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.7 Severability. In case any one or more of the provisions contained in this Agreement or any other Financing Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.8 Headings. Article, Section and paragraph headings and the table of contents used herein have been inserted in this Agreement as a matter of convenience for reference only and are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

10.9 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by the Borrower to the Administrative Agent and Lenders pursuant to this Agreement, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices consistently applied.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.10 No Partnership, Etc. The Agents, the Lenders and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Agents, the Lenders and the Borrower or any other Person. Neither the Agents nor the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Projects and to perform all obligations under other agreements and contracts relating to the Projects shall be the sole responsibility of the Borrower.

10.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12 Consent to Jurisdiction; Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, New York, United States of America, or of the United States of America for the Southern District of New York sitting in the Borough of Manhattan, The City of New York, New York, United States of America, any appellate court from any thereof, in any legal action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for the recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts of the State of New York or, to the extent permitted by law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against the Loan Parties or their respective properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any courts of the State of New York or Federal court, each sitting in the Borough of Manhattan, The City of New York, New York, United States of America. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

10.14 Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) The Borrower shall not assign or delegate any of its rights or duties under this Agreement or any Financing Document without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment shall be null and void.

10.15 Patriot Act Compliance. The Administrative Agent hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it and any other Agent and any Lender shall be required to obtain, verify and record information that identifies the Borrower and the Member, which information includes the names and addresses and other information that will allow it, any other Agent or any Lender to identify the Borrower and the Member in accordance with the requirements of the Patriot Act. The Borrower shall promptly deliver information described in the immediately preceding sentence when requested by the Administrative Agent, any other Agent or any Lender in writing pursuant to the requirements of the Patriot Act, and shall promptly deliver such other information when requested by the Administrative Agent, any other Agent or any Lender in writing pursuant to such Person’s ongoing obligations under “know your customer” and anti-money laundering rules and regulations.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.16 Binding Effect; Counterparts.

(a) This Agreement shall become effective when it shall have been executed by the Borrower and each of the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

(b) This Agreement may be executed in one or more duplicate counterparts and by facsimile or other electronic transmission, each of which shall constitute an original but all of which shall become effective as provided in clause (a) above. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterparty of this Agreement.

10.17 Confidentiality. Each of the Agents and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees, agents, advisors, counsel and representatives (collectively, its “Representatives”) who have the need to know the Information to evaluate or engage in transactions contemplated by the Financing Documents (it being understood that, prior to any such disclosure, the Representative has signed a non-use and non-disclosure agreement in content similar to the provisions of this Section 10.17 or have otherwise been instructed by the Agent or Lender, as applicable, not to disclose such Information and to treat such Information confidentially in accordance with the terms of this Section 10.17), (b) to the extent requested or required by any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction) or in connection with any legal proceedings to make any disclosure that is prohibited or otherwise constrained by this Section 10.17, the Agent or Lender, as applicable, will (other than in connection with any regulatory inquiry or proceeding), to the extent reasonably practicable and permitted by law, judicial or regulatory authority, provide the Borrower and Member with prompt written notice of such requirement so that the Borrower or Member, as the case may be, may seek a protective order or other appropriate relief (at the Borrower’s sole expense), and subject to the foregoing, such Agent or Lender, as applicable, may furnish that portion (and only that portion) of the Information that the Agent or Lender, as applicable, is legally compelled or is otherwise required to disclose without liability hereunder, (c) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Financing Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations, (d) with the consent of the Borrower or (e) to the extent such Information becomes publicly known or generally made available other than as a result of a breach of this Section 10.17. For the purposes of this Section 10.17, “Information” shall mean (A) any information disclosed by the Borrower, Member or its Affiliates, either directly or indirectly, in writing, orally or by inspection of tangible objects, including without limitation, algorithms, business plans, customer data, customer lists, customer names, designs documents, drawing, engineering information, financial analysis, forecasts, formulas, hardware configuration information, know-how, ideas, inventions, market information, marketing plans, processes, products, product plans, research, specifications, software, data tags and content, source code, trade secrets or any other information which is designated as “confidential,” “proprietary” or some similar designation or should be reasonably

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

be understood by the receiving party as being confidential, (B) any information otherwise obtained, directly or indirectly, by a receiving party through inspection, review or analysis of the disclosed information and (C) this Agreement, the terms hereof and the transactions contemplated hereby. Information that is disclosed orally shall be “Information” for purposes of this Section 10.17 if it is (x) designated as confidential at the time of disclosure or within a reasonable time after disclosure; or (y) should be reasonably understood to be confidential. Information may also include information of a third party that is in the possession of the Borrower, Member or its Affiliate and is disclosed to the Agents and the Lenders in connection with this Agreement. Clause (a) and (b) of the definition of Information shall not, however, include any information that (1) was publicly known and made generally available in the public domain prior to the time of disclosure, (2) becomes publicly known and made generally available after disclosure other than as a result of a breach of this Section 10.17, (3) is already in the possession of the Agent or Lender at the time of disclosure as shown by the Agent’s or Lender’s files and records immediately prior to the time of disclosure, (4) is obtained by the Agent or Lender from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality, or (5) is independently developed by the Agent or Lender without use or reference to the Borrower’s, Member’s or their Affiliates’ Information, as shown by documents and other competent evidence in the Agent’s or Lender’s possession. Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has taken at least those measures that it take to protect its own confidential information of a similar nature, but in no case less than reasonable care (including, without limitation, all precautions the Agent or Lender employs with respect to its confidential materials). For the avoidance of doubt, any Borrower Materials, including those marked “PUBLIC” pursuant to Section 10.1(d) are subject to the confidentiality provisions of this Section 10.17.

10.18 Survival of Agreements. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fees or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.4(d), 2.6, 2.7, and 5.9 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

10.19 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any entered into in compliance with the terms hereof or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

HAMMERHEAD SOLAR, LLC,
a Delaware limited liability company

By: :	/s/ Lyndon Rive
Name: Lyndon Rive
Title: Chief Executive Officer

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

BANK OF AMERICA, N.A., as CollateralAgent for the Secured Parties and Administrative Agent for the Lenders

By: :	/s/ Mollie Canup
Name: Mollie S. Canup
Title: Vice President

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

BANK OF AMERICA, N.A., as Lender

By: :	/s/ Sheikh Omer-Farooq
Name: Sheikh M. Omer-Farooq
Title: Director

[Signature Page to Loan Agreement]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

to Loan Agreement

FORM OF NOTE

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of February 4, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

HAMMERHEAD SOLAR, LLC

By:

Name:

Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

LOANS AND PAYMENTS with respect thereto

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B

to Loan Agreement

FORM OF BORROWING NOTICE

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B

to Loan Agreement

FORM OF BORROWING NOTICE

Date:                    1

Requested Borrowing Date:

Bank of America, N.A.

Administrative Agent

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Telephone: (972) 338-3773

Telecopy: (214) 290-9443

[Omitted]

Bank of America Plaza

101 S Tryon Street

Mail Code: NC1-002-15-36

Charlotte, NC 28255-001

Attention: Mollie S. Canup

Telephone: (980) 387-5449

Telecopy: (704) 409-0011

[Omitted]

Re:    Project Shark Loan Facility

This Borrowing Notice is delivered to you pursuant to Section 2.1(a)(iii) of the Loan Agreement dated as of February 4, 2014, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Hammerhead Solar, LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Collateral Agent, and as Administrative Agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

This Borrowing Notice constitutes a request for a Loan as set forth below:

1. The aggregate principal amount of the Loan requested is $            2 (the “Requested Amount”).

[1]	Notice must be received by Administrative Agent at least ten (10) Business Days before the date of the Requested Borrowing Date.
[2]	The Requested Amount exceeds $5,000,000 or such lesser amount as is remaining under the Commitment.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2. The Borrowing Date of the requested Loan is                     (the “Requested Borrowing Date”), which is a Business Day.

3. Schedule 1 hereto lists for each Subject Fund (a) each Current Project in the Current System Group, and (b) the System Information with respect to each Current Project.

4. Schedule 2 hereto is a Borrowing Base Certificate, dated as of the date hereof, delivered pursuant to Section 2.1(a)(iv)(A) and Section 3.2(c) of the Loan Agreement.

5. Schedule 3 hereto contains the updated Advance Models for each Approved Subject Fund, delivered pursuant to Section 2.1(a)(iv)(B) and Section 3.2(c) of the Loan Agreement.

6. Appendix I hereto contains copies of the Completion Certificate for each Current System listed on Schedule 1 hereto.3

7. Proceeds of the Loan should be directed to the following account[s]:

[            ]4

The undersigned further confirms and certifies to Administrative Agent and each Lender that, as of the date hereof:

Each of the representations and warranties set forth in Section 4.1 will be true and correct in all material respects as of such Requested Borrowing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of such Requested Borrowing Date, (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

The Requested Amount, when aggregated with the Outstanding P&I, is no greater than the Available Borrowing Base for such Loan.

The total aggregate principal amount advanced to date under the Loan Agreement is $[             ], and such amount, when aggregated with the Requested Amount, does not exceed the Total Loan Commitment.

As of the date hereof, no Default or Event of Default has occurred and is continuing or will result from the making of the requested Loan pursuant to the Loan Agreement.

The Loan will be a LIBO Rate Loan.

Each Current Project listed on Schedule 1 hereto has been Placed-In-Service.

[3]	Completion Certificates may be delivered via dataroom.
[4]	Borrower to insert appropriate wiring instructions.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

All Liens contemplated to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents have been created, perfected and filed in each applicable jurisdiction.

(h) All amounts required to be paid or deposited with any Secured Party pursuant to the Financing Documents and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed pursuant to the Financing Documents have been paid in full or will be paid concurrently with the occurrence of the requested Loan or arrangements acceptable to the Agents and the Lenders for the payment thereof from the Loans shall have been made.

(i) After giving effect to the requested Loan and any Watched Asset identified in the Borrowing Base Certificate attached as Schedule 2 hereto, the Borrower shall be in compliance with the Borrowing Base Requirements.

(j) No Bankruptcy Event has occurred with respect to SolarCity.

(k) All information contained herein and attached hereto are true and complete, and that, other than as set forth in (l) below, the Current System Groups and Current Projects included in Schedule 1 each satisfy each of the representations set forth in Schedule 4 hereof (the “Eligibility Representations”) and the objective credit requirements of the applicable Subject Fund.

(l) No Current Project is a Watched System, no Subject Fund is a Watched Fund, and no Funded Project has become a Watched System other than the following: [—]5.

(m) No Material Adverse Effect has occurred or is continuing since the Closing Date.

(n) All Current Systems have been fully funded by the applicable Investor pursuant to the applicable Project Document, including [***] any Liens granted with respect to such Current Projects to SolarCity, as seller, for payment of the Current Project’s purchase price under the applicable Project Document has been extinguished.

(o) To the extent not previously delivered to the Administrative Agent, the Borrower has delivered (which delivery may be made electronically thought using File Transfer Protocol (FTP) or Hypertext Transfer Protocol Secure (HTTPS)) to the Administrative Agent true, correct and complete copies of (i) each Project Document in respect of each Subject Fund and (ii) each Customer Agreement, in each case with respect to a Current Project.

(p) To the extent not otherwise publicly available and in possession of the Borrower or its Affiliates, the Borrower has delivered, as reasonably requested by any Lender for informational purposes only, financial statements and/or credit reports with respect to a Current Project with a commercial Host Customer that does not have a publicly available rating from a recognized national rating agency current as of the date that the Customer Agreement corresponding to such Current Project was executed.

[Remainder of Page Intentionally left blank]

[5]	Insert any Watched Systems and applicable Eligibility Representations not satisfied as applicable.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed as of the date first written above.

Hammerhead Solar, LLC,
a Delaware limited liability company, as Borrower

By:

Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1

Current Projects and System Information

[See Attached.]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2

Borrowing Base Certificate

[See Attached.]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 3

Advance Model

[Omitted.]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 4

Eligibility Representations

A Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof, with respect to each Current Project, that each of the following is true and correct in all respects. Capitalized terms used within this Schedule shall have the meanings given to such terms in the Loan Agreement.

1.	Accuracy of System Information: The System Information for the Current Project is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2.	Form of Customer Agreement: The related Customer Agreement is substantially in the form of one of template agreements for the Subject Fund or, if not in such form, such modified Customer Agreement:

a.	Customer Agreement: The related Customer Agreement provides that SolarCity agrees to design, procure and install and maintain and repair PV Systems (subject to force majeure exceptions and other than such maintenance and repairs that are the responsibility of the Host Customer such as relocation and damage caused by Host Customer) at the property specified in such Customer Agreement for no additional charge over the term of the contract, and the Host Customer agrees to purchase electric energy produced by such PV Systems or lease such PV Systems.

b.	Host Customer Payments in U.S. Dollars: The related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the counterparty of the related Customer Agreement.

c.	Absolute and Unconditional Obligation: The related Customer Agreement is by its terms an absolute and unconditional obligation of the Host Customer to pay for electricity generated and delivered or will be generated and delivered by the related PV System to such Host Customer after the related PV System is Placed-In-Service, and the payment obligations under the related Customer Agreement do not provide for offset for any reason, including without limitation non-payment or non-performance by SolarCity under any customer warranty agreement or performance guaranty provided to the applicable Host Customer; provided, however, that certain Customer Agreements with commercial and governmental Host Customers may permit such Host Customer to suspend payments if there is a material breach of the owner of the PV System’s obligations to maintain the related PV System.

d.	Non-cancelable; Prepayable: The related Customer Agreement is non-cancelable and, other than with respect to Customer Agreements that have been fully prepaid or partially prepaid prior to the Borrowing Date, prepayable only with a mandatory prepayment amount equal to an amount determined by the discounting of all prepaid projected Customer Payments at a pre-determined discount rate [***].

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

e.	Governing Law of Customer Agreement: The related Customer Agreement is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of the related Customer Agreement under the applicable Project Document.

f.	Indemnity Provisions. Such modified Customer Agreement does not add or remove any indemnity or contingent liability provisions from the form which would reasonably be expected to have a material negative impact on its cash flows.

g.	Liquidated Damages. A Customer Agreement may contain liquidated damages or other penalty provisions, including in connection with performance, deliverability, availability or other similar obligations or guarantees over the term of the Customer Agreement, provided that such obligations or guarantees (i) relate to construction deadlines or otherwise are not applicable for events after placement in service or (ii) are backstopped by the corresponding obligations or guarantees under the Project Documents.

3.	Legal Compliance: The origination of the related Customer Agreement and related PV Systems, as installed, is in compliance in all material respects with respect to the applicable federal, state and local laws and regulations including those relating to usury, truth-in-lending, consumer credit protection and disclosure laws, the Federal Energy Regulatory Commission, federal power law and Environmental Law.

4.	Legal, Valid and Binding Agreement: The related Customer Agreement is the legal, valid and binding payment obligation of the related Host Customer, enforceable against such related Host Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

5.	Full Force and Effect: The related Customer Agreement is in full force and effect in accordance with its respective terms.

6.	Ordinary Course of Business: The related Customer Agreement relates to the sale of power from or the leasing of a PV System originated in the ordinary course of business of SolarCity.

7.	System: The related Host Customer has accepted the related PV System and the PV System has been Placed in Service. The solar photovoltaic panels and inverters with respect to the related PV System were manufactured by a vendor that, if applicable, meets the approved vendor requirements under the applicable Project Documents corresponding to such Subject Fund.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.	Project States: The PV System is located in a Project State, as such term is defined in the applicable Project Documents corresponding to such Subject Fund.

9.	No Condemnation: No condemnation is pending or threatened with respect to the PV System, or any portion thereof material to the ownership or operation of the PV System, and no unrepaired casualty exists with respect to the PV System or any portion thereof material to the ownership or operation of the PV System or the sale of electricity therefrom.

10.	PBI Payments

a.	All applications, forms and other filings required to be submitted in connection with the procurement of performance based incentives (“PBI”) payments have been properly made, or in the process of being made, in all material respects under applicable law, rules and regulations and the related PBI obligor is in the process of approving or has provided a written reservation approval (which may be in the form of electronic mail from the related PBI obligor) for the payment of PBI payments.

b.	All conditions to the payment of PBI payments by the related PBI obligor have been satisfied or approved or is in the process of being satisfied or approved, as applicable, and the PBI obligor’s payment obligation will be or is an absolute and unconditional obligation of the PBI obligor that is not subject to offset for any reason.

c.	If final forms and related agreements (including all applications, forms and other filings and any written reservation approvals, interconnection agreements and REC purchase agreements, each, a “Performance Based Incentive Agreement”) is required by the laws, rules or regulations governing the obligations of the PBI obligor to pay the PBI payments, such Performance Based Incentive Agreement is, to the knowledge of the Borrower, as applicable, the legal valid and binding payment obligation of the PBI obligor, enforceable against such PBI obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered at law or in equity).

11.	Warranties: All manufacturer warranties relating to the related Customer Agreement and the related PV System are in full force and effect and can be enforced by the Partnership Managing Member, Lessor Managing Member, Lessor or Lessee, as applicable (other than with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally).

12.	Covered Assets: Such PV Systems have been included in “Covered Assets” under the applicable maintenance service agreement and administrative service agreements of the applicable Subject Fund.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

13.	Liens: Such PV System is owned by the Lessor or Partnership, as applicable, within the Subject Fund, free and clear of all liens and encumbrances, except for liens permitted under the applicable Project Documents of the applicable Subject Fund.

14.	Fixture Filings: The terms of the related Customer Agreement provide that the parties thereto agree that the related PV System is not a fixture. SolarCity or an Affiliate thereof has filed a protective UCC fixture filing in respect of the related PV System; provided, however, that (i) certain of such UCC fixture filings have been released in order to assist the applicable Host Customer in a pending refinancing of such Host Customer’s mortgage loan or sale of home, (ii) such UCC fixture filings may not have been filed or maintained in a manner that would provide priority under the UCC over an encumbrance or owner of the real property subject to the UCC fixture filing, (iii) no fixture filings are made with respect to fully prepaid PV Systems and (iv) fixture filings may not have been made on PV Systems located on military property.

15.	Insurance: (i) If the applicable Subject Fund is a Partnership Flip Structure, the PV System is insured as specified under the applicable Project Document of such Subject Fund, or (ii) if the applicable Subject Fund is an Inverted Lease Structure, Lessor is not aware of a breach of Lessee’s covenant to insure the PV System pursuant to the terms of the applicable Project Documents

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Appendix I

Completion Certificates

[See attached.]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C

to Loan Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

                [Assignor [is] [is not] a Defaulting Lender]

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Related Fund] of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Loan Agreement

5.	Loan Agreement: Loan Agreement, dated as of February 4, 2014 among Hammerhead Solar, LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$
%
			$	$
%
			$	$
%

[7.	Trade Date: ][10]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee and, if available, its market entity identifier, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g., “Term Loan Commitment”, etc.).
[8]	Amounts in this column and in the column immediately to the right to be adjusted to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[12]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it is an Eligible Assignee pursuant to the Loan Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT D

to Loan Agreement

FORM OF INCREMENTAL LOAN COMMITMENT INCREASE NOTICE

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF INCREMENTAL LOAN COMMITMENT INCREASE NOTICE

[Letterhead of Borrower]

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention:	Reema Jan
Telephone:	(972) 338-3773
Telecopy:	(214) 290-9443
Email:	[Omitted]

Bank of America Plaza

101 S Tryon Street

Mail Code: NC1-002-15-36

Charlotte, NC 28255-0001

Attention: Mollie S. Canup

Telephone: (980) 387-5449

Telecopy: (704) 409-0011

Email: [Omitted]

[DATE]

Re:	Hammerhead Solar, LLC

        Incremental Loan Commitment Increase Notice

Ladies and Gentlemen:

The undersigned, Hammerhead Solar, LLC, a Delaware limited liability company (the “Borrower”), refers to the Loan Agreement, dated as of February 4, 2014, as amended from time to time, restated, supplemented or otherwise modified (the “Loan Agreement”) by and among the Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties, and the other Persons party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The Borrower hereby requests an Incremental Loan Commitment Increase under Section 2.9 of the Loan Agreement and in connection therewith sets forth below the information relating to such Incremental Loan Commitment Increase (the “Proposed Incremental Loan Commitment Increase”) as required by such Section 2.9 of the Loan Agreement:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a) The Business Day of the Proposed Incremental Term Loan Commitment Increase is                     , 20    .1

(b) The amount of the Proposed Incremental Term Loan Commitment Increase is                     Dollars ($        ).2

(c) No Default or Event of Default has occurred and is continuing.

(d) Immediately before and after giving effect to the Incremental Loan Commitment Increase, the Borrower is in pro forma compliance with the Borrowing Base Requirements.

(e) No Sweep Event has occurred and remains ongoing.

(f) Since the delivery of the most recent financial statements of the Borrower delivered pursuant to Section 5.3 of the Loan Agreement, no Material Adverse Effect has occurred or is continuing.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[1]	Such date must be prior to the expiry of the Availability Period.
[2]	Increases must be in increments of $5,000,000 and be equal to or exceed a minimum of $10,000,000 or such lesser amount equal to the remaining Incremental Loan Amount.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Incremental Loan Increase Notice as of the date first written above.

HAMMERHEAD SOLAR, LLC

By:

Name:

Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT E

to Loan Agreement

FORM OF INCREASING INCREMENTAL LENDER CONFIRMATION

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF INCREASING INCREMENTAL LENDER CONFIRMATION

Reference is made to the Loan Agreement, dated as of February 4, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Hammerhead Solar, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The undersigned Lender hereby certifies as follows:

1. In accordance with [Section 2.9(b) of the Loan Agreement]/[the Upsizing Letter], such Lender has agreed to increase its Incremental Loan Commitment under the Loan Agreement as of [—], 201[—] (the “Incremental Loan Increase Date”). [Such Incremental Loan Commitment Increase is subject to the satisfaction (or waiver) of the conditions set forth in Section 2.9(e) of the Loan Agreement on or prior to the Incremental Loan Commitment Increase Date.]1 After giving effect to such Incremental Loan Commitment Increase, the Commitments of such Lender shall be in the amounts set forth on Annex 1 hereto.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[1]	Include bracketed text to the extent increase is requested pursuant to Section 2.9 of the Loan Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have caused this Increasing Incremental Lender Confirmation to be duly executed as of the date first above written.

[NAME OF INCREASING INCREMENTAL LENDER]

By:

Name:
Title:
Date:

For acceptance and recordation in the register:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I

to Increasing Incremental Lender Confirmation

Lender’s Undisbursed Commitment Pre- Commitment Increase	Lender’s Outstanding Loans Pre- Commitment Increase	Lender’s Undisbursed Commitment Post- Commitment Increase	Lender’s Outstanding Loans Post-Commitment Increase
$	$	$	$

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT F

to Loan Agreement

FORM OF NEW LENDER ACCESSION AGREEMENT

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF NEW LENDER ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of                     , is by             (the “New Lender”).

RECITALS

WHEREAS, reference is made to the Loan Agreement, dated as of February 4, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Hammerhead Solar, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto; and

WHEREAS, the New Lender has accepted an offer to provide an Incremental Loan Commitment to the Borrower in an aggregate principal amount not to exceed         Dollars ($        ), subject to the terms of the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2. SECTION 2. Assumption. As of the effective date set forth on the signature page to this Accession Agreement (the “Effective Date”), subject to and in accordance with the Loan Agreement, the New Lender irrevocably agrees to provide the Incremental Loan Commitment. The New Lender shall have all of the rights and be subject to all of the obligations in its capacity as a Lender under the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith and shall have all rights to all claims, suits, causes of action and any other right of a Lender against any Person, that arise from transactions, events or occurrences on or after the Effective Date, whether known or unknown, arising under or in connection with the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, statutory claims and all other claims at law or in equity.

Upon acceptance and recording of the assumption made pursuant to this Accession Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Incremental Loan Commitment and any Incremental Loans made by the New Lender (including all payments of principal, interest, fees and other amounts) to the New Lender for amounts that have accrued from and including the Effective Date.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3. SECTION 3. Representations, Warranties and Undertakings. The New Lender: (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement and the other Financing Documents, (ii) acknowledges and confirms that it has received a copy of the Loan Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to provide the Incremental Loan Commitment and any Loans made by the New Lender, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Financing Document, (iv) appoints and authorizes each Agent and the Depositary to take such action as agent on its behalf and to exercise such powers under the Loan Agreement or the other Financing Documents as are delegated to such Agent or the Depositary, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The New Lender further confirms and agrees that in becoming Lender and in making Loans under the Loan Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Secured Party.

The New Lender further agrees to furnish to the Administrative Agent and, to the extent required by the Loan Agreement, the Borrower, no later than the Effective Date, an Administrative Questionnaire and any tax forms required under the Loan Agreement.

4. SECTION 4. Effectiveness. The effectiveness of the making of the Commitment hereunder is subject to (i) the due execution and delivery of this Accession Agreement by the New Lender, (ii) consent, not to be unreasonably withheld, by the Administrative Agent and the Borrower to this Accession Agreement, (iii) the registration of such Incremental Loan Commitment by the Administrative Agent in the Register and (iv) the satisfaction (or waiver) of each of the conditions set forth in Section 2.9(e) of the Loan Agreement.

Simultaneously with the execution and delivery by the parties hereto of this Accession Agreement to the Administrative Agent for its recording in the Register, the New Lender may request that Notes be executed and delivered to the New Lender reflecting the amounts of the Commitment of the New Lender.

Except as otherwise provided in the Loan Agreement, effective as of the Effective Date, the New Lender shall be deemed automatically to have become a party to, and the New Lender agrees that it will be bound by the terms and conditions set forth in, the Loan Agreement, and shall have all the rights and obligations of a “Lender” under the Loan Agreement and the other Financing Documents for the Loans and/or Commitments held by it as if it were an original signatory thereto or an original Lender thereunder.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5. SECTION 5. Governing Law. THIS ACCESSION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6. SECTION 6. Counterparts. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Accession Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

7. SECTION 7. Further Assurances. The New Lender hereby agrees to execute and deliver such other instruments, and take such other action, as either the Borrower or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Accession Agreement including, without limitation, the delivery of any notices to the Borrower or the Agents that may be required in connection herewith.

8. SECTION 8. Binding Effect; Amendment. This Accession Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Loan Agreement. No provision of this Accession Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the New Lender and the Administrative Agent.

9. SECTION 9. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Accession Agreement against the New Lender in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have caused this Accession Agreement to be duly executed by a Responsible Officer as of the date first above written.

The effective date for this Accession Agreement is the date this Accession Agreement is acknowledged and accepted by the Administrative Agent and the Borrower                     , 20    (the “Effective Date”).

[NEW LENDER]

By:

Name:
Title:

BANK OF AMERICA, N.A. as Administrative Agent

By:

Name:
Title:

HAMMERHEAD SOLAR, LLC, as Borrower

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT G

to Loan Agreement

FORM OF BORROWING BASE CERTIFICATE

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT G

to Loan Agreement

BORROWING BASE CERTIFICATE

This Borrowing Base Certificate (this “Borrowing Base Certificate”) dated as of                      , 20    , in respect of the period ending on                      , 20     (the “Computation Date”) is delivered to you on pursuant to Section 5.15 of the Loan Agreement dated as of February 4, 2014, (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”) by and among Hammerhead Solar, LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Collateral Agent, and as Administrative Agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), pursuant to which the Lenders have agreed to make Loans to the Borrower. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Section 1.1 of the Loan Agreement.

The undersigned Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof that he/she is the                      of Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Base Certificate to the Administrative Agent on behalf of the Borrower, and that:

(a) all information contained herein and attached hereto are true and complete, and that calculations contained herein and attached hereto as Schedule 1 (the “Borrowing Base Certificate Calculations”) are true and complete.

(b) to the extent not provided concurrently in connection with a Borrowing Notice dated of even date herewith, Schedule 2 hereto contains the updated Advance Models for each Approved Subject Fund, delivered pursuant to Section 2.1(a)(iv)(B) and Section 3.2(c) of the Loan Agreement;

(c) as of the date hereof, no Current Project is a Watched System (as each such term is defined in the Loan Agreement) and no Subject Fund is a Watched Fund, and no Funded Project has become a Watched System other than the following: [—];1

(d) no Default of Event of Default has occurred or is continuing pursuant to the Loan Agreement;

[1]	Insert (i) any Watched Systems and applicable Eligibility Representations or objective credit requirements of the applicable Subject Fund not satisfied as applicable or (ii) any Watched Fund and the applicable subclause of clause (f) in Appendix 2 for the reason a Subject Fund is a Watched Fund. Include representation for Borrowing Base Certificate Dates that do not coincide with the delivery of Borrowing Notices (NB: Borrowing Base Certificates will be delivered after the termination of the Availability Period, at which point this representation will be required as a mechanism to alert the Lenders of any new Watched Assets).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(e) [no][a] Bankruptcy Event has occurred with respect to SolarCity subsequent to the immediately preceding Borrowing Base Certificate delivered pursuant to the Loan Agreement;

(f) as of the date hereof, the Available Borrowing Base is $        , and Outstanding P&I is $        ; and

(g) the Interest Rate Coverage Ratio analyses and supporting information set forth on Schedule 1 for the Interest Coverage Calculation Period just ended are true and complete and the Interest Coverage Ratio is [at least][less than] 1.4:1.0.

[Remainder of page intentionally left blank]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by a Responsible Officer of the Borrower as of the date first written above.

HAMMERHEAD SOLAR, LLC, a Delaware limited liability company

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1

Borrowing Base Calculations

[To be provided by the Borrower on each Borrowing Base Certificate Date]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2

Advance Models

[Omitted]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT H

to Loan Agreement

FORM OF ADVANCE MODEL

[Omitted]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

H-1

EXHIBIT I

to Loan Agreement

FORM OF US TAX COMPLIANCE CERTIFICATE

[See Attached]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Hammerhead Solar, LLC, Bank of America, N.A., as collateral agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date:                      , 20[    ]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Hammerhead Solar, LLC, Bank of America, N.A., as collateral agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:                      , 20[    ]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Hammerhead Solar, LLC, Bank of America, N.A., as collateral agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:

Title:

Date:                      , 20[    ]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Hammerhead Solar, LLC, Bank of America, N.A., as collateral agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.4(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:

Title:

Date:                      , 20[    ]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(A)

KNOWLEDGE INDIVIDUALS

[***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(B)

CHANGE OF CONTROL

Partnership Managing Member/ Lessor Managing Member	Equity Interests Owned as of date related Partnership or Lessor becomes a Subject Fund
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1.1(C)

OPERATING ACCOUNT

Account Name: Hammerhead Solar, LLC

Bank Name: Bank of America, N.A.

ACH ABA No.: 122000030

Account Number: [Omitted]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2.10

ADDITIONAL SUBJECT FUNDS

Potential New Fund	Potential Funded Subsidiaries	Investor	Conditions for becoming Subject Fund
[***]	[***]	[***]	[***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3.1(M)

CONSENTS

[***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 5.13

SEPARATENESS PROVISIONS

The Company shall maintain its existence separate and distinct from any other Person, including taking the following actions:

(a) maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of the formation state and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to properly administer this Agreement and permit and effectuate the transactions contemplated hereby and thereby;

(b) maintaining its own deposit accounts, separate from those of any other Person, any of its officers and their respective Affiliates;

(c) conducting all material transactions between the Company and any of its Affiliates on an arm’s length basis and on a commercially reasonable basis;

(d) conducting its affairs separately from those of any other Person, any of its officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements;

(e) acting solely in its own limited liability company name and not that of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(f) not holding itself out as having agreed to pay, or as being liable for, the, obligations of the Member or any of its respective Affiliates;

(g) maintaining all of its assets in its own name and not commingling its assets with those of any other Person;

(h) paying its own operating expenses and other liabilities out of its own funds;

(i) observing all limited liability company formalities, including maintaining meeting minutes or records of meetings and acting on behalf of itself only pursuant to due authorization, required hereby and by the Certificate;

(j) maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

(k) paying its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets;

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(l) holding itself out to the public as a legal entity separate and distinct from any other Person.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1

ACCOUNT INFORMATION

Bank of America, N.A.

ABA #026009593

Dallas, TX

Account No: [Omitted]

F/A: Corporate Credit Services

Ref: Hammerhead Solar, LLC

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 2

LENDERS/LENDING OFFICE

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-12

Dallas, TX 75202-3714

Attention:       Reema Jan

Telephone:     (972) 338-3773

Telecopy:       (214) 290-9443

Email:             [Omitted]

With copy to:

Bank of America Plaza

101 S Tryon Street

Mail Code: NC1-002-15-36

Charlotte, NC 28255-0001

Attention:       Mollie S. Canup

Telephone:     (980) 387-5449

Telecopy:       (704) 409-0011

Email:             [Omitted]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 3

SCHEDULE OF LENDER COMMITMENTS

Lender	Commitment
Bank of America, N.A.	$100,000,000.00

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 1

ADVANCE RATE

The “Advance Rate” means

(i) for a Subject Fund the following percentages:

Subject Fund	Advance Rate

[***]	[***	]

[***]	[***	]

(ii) in respect of any Potential New Fund that becomes a Subject Fund, as shall be mutually agreed by the Administrative Agent, acting at the direction of the Majority Lenders, and the Borrower following the completion of due diligence by the Administrative Agent;

(iii) Borrower and the Administrative Agent, acting at the direction of the Majority Lenders, will negotiate in good faith as to appropriate adjustments to the Advance Rate as a result of any Watched System described in clause (e) of Appendix 2 and PV Systems in a Watched Fund described in clause (f)(iv) of Appendix 2; provided, that if a PV System is a Watched System described in clause (ii) of the definition of Watched System, then such Watched System shall have an Advance Rate of 0%; and

(iv) all PV Systems in any Watched Fund described in clause (f)(i), (f)(ii) and (f)(iii) of Appendix 2 shall have an Advance Rate of [***] for purposes of calculating the Available Borrowing Base. For avoidance of doubt, this shall include any PV Systems in a Watched Fund which were financed in previous tranches and whose Net Cash Flows were incorporated in previous Available Borrowing Base calculations.

To the extent that, despite negotiating in good faith, the Administrative Agent and the Borrower cannot agree on the Advance Rate under clauses (ii) or (iii) of this Appendix 1, the Advance Rate determined by the Administrative Agent, acting at the direction of the Majority Lenders, shall prevail.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 2

BORROWING BASE CERTIFICATE CALCULATIONS

Borrower will submit a certificate (the “Borrowing Base Certificate”) setting forth:

a.	the Aggregate System Value (defined below) of all System Groups presented for financing to date, including Current System Groups, if any;

b.	the Available Borrowing Base (defined below);

c.	the Interest Coverage Ratio and corresponding calculations demonstrating such Interest Coverage Ratio;

d.	the Advance Rate for each PV System;

e.	any “Watched Systems” which shall include any PV System in the Current System Group or, solely with respect to clause (ii) any Funded Project:

(i)	for which Borrower cannot make the Eligibility Representations as of the Borrowing Date with respect to a Current Project presented for financing at such draw;

(ii)	for which it is later discovered that the Eligibility Representations with respect to the PV System were inaccurate as of the applicable Borrowing Date such Eligibility Representations were made, and such inaccuracy, individually or in the aggregate, had a Material Adverse Effect;

(iii)	for which the applicable Investor waived the objective credit requirements of the applicable Subject Fund with respect to the related Host Customer;

(iv)	for which:

a.	the Host Customer has a FICO score of [***]; or

b.	PV Systems are subject to a Customer Agreement with [***] terms;

(v)	such other criteria as may be determined in respect of any Potential New Funds that are accepted as Subject Funds following due diligence by Administrative Agent;

f.	Any PV Systems in the Current System Group or any Funded Project that are included in a Subject Fund where:

(i)	the Lessor, Partnership or Partnership Managing Member is subject to a Bankruptcy event, dissolution event, or liquidation event; or the Partnership Managing Member or Lessor Managing Member (a) is removed as managing member and (b) no longer has voting or consent rights in the related Partnership or Lessor;

(ii)	SolarCity has failed to pay any tax or other indemnity amounts over [***] in the aggregate due and owing to the Investor (including amounts owed by any Partnership Managing Member or Lessor Managing Member whether or not such amounts are guaranteed by SolarCity), unless such amounts are being

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

contested by Partnership Managing Member, Lessor Managing Member or SolarCity in good faith; provided that such good faith contest exception shall not apply to the extent that Lessor Managing Member or Partnership Managing Member cash flows are escrowed pending resolution of such contest;

(iii)	if, for a Subject Fund, (a) the cumulative amount of billed Customer Payments (exclusive of customer prepayments) for the previous twelve (12) months through the date of determination that were delinquent for 120 days or more (including uncollected payments on any Defaulted Systems from the Closing Date to the date of determination unless redeployed or reassigned) equals more than [***] of (b) the cumulative amount of billed Customer Payments (exclusive of customer prepayments) for the previous twelve (12) months through the date of determination; or

(iv)	there has been a default by a Funded Subsidiary (other than minor or technical defaults) under any Project Document (other than any back-up servicing agreement); and

g.	compliance with the Borrowing Base Requirements.

Each System described in clause (e) a “Watched System” and in (f), a “Watched Fund”, and together “Watched Assets”.

As used herein:

“Aggregate Asset Borrowing Base” means the sum of all Asset Borrowing Bases within a Subject Fund.

“Aggregate System Value” means the sum of all Asset Values within a Subject Fund.

“Asset” means any System Group or Watched Asset within a particular Subject Fund presented in a Borrowing Base Certificate.

“Asset Value” means an amount equal to the net present value of the sum of the Net Cash Flows projected for the Asset using the Asset Discount Rate.

“Asset Discount Rate” means the last rate quoted by Bloomberg L.P. as of 12:00 p.m. New York City time on the Borrowing Base Certificate Date using the following keystrokes: IRSB <go>, corresponding to the weighted average life of the Net Cash Flows for the relevant Asset plus 3.25%.

“Asset Borrowing Base” means, for any Asset, an amount equal to the Asset Value multiplied by the applicable Advance Rate for the Asset.

“Available Borrowing Base” means the sum of the Asset Borrowing Bases for all Subject Funds.

The above calculations shall follow the formulas and methodology set forth in the agreed upon Borrowing Base Certificate Calculations Template Excel File attached as Exhibit 2-A.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT 2-A

TO APPENDIX 2

BORROWING BASE CERTIFICATE CALCULATIONS TERMPLATE EXCEL FILE

[OMITTED]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 3

ELIGIBILITY REPRESENTATIONS

As of the Borrowing Date, with respect to the Current Project in the Current System Group, the Borrower represents:

1.	Accuracy of System Information: The System Information for the Current Project is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2.	Form of Customer Agreement: The related Customer Agreement is substantially in the form of one of template agreements for the Subject Fund or, if not in such form, such modified Customer Agreement:

a.	Customer Agreement: The related Customer Agreement provides that SolarCity agrees to design, procure and install and maintain and repair PV Systems (subject to force majeure exceptions and other than such maintenance and repairs that are the responsibility of the Host Customer such as relocation and damage caused by Host Customer) at the property specified in such Customer Agreement for no additional charge over the term of the contract, and the Host Customer agrees to purchase electric energy produced by such PV Systems or lease such PV Systems.

b.	Host Customer Payments in U.S. Dollars: The related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the counterparty of the related Customer Agreement.

c.	Absolute and Unconditional Obligation: The related Customer Agreement is by its terms an absolute and unconditional obligation of the Host Customer to pay for electricity generated and delivered or will be generated and delivered by the related PV System to such Host Customer after the related PV System is Placed-In-Service, and the payment obligations under the related Customer Agreement do not provide for offset for any reason, including without limitation non-payment or non-performance by SolarCity under any customer warranty agreement or performance guaranty provided to the applicable Host Customer; provided, however, that certain Customer Agreements with commercial and governmental Host Customers may permit such Host Customer to suspend payments if there is a material breach of the owner of the PV System’s obligations to maintain the related PV System.

d.	Non-cancelable; Prepayable: The related Customer Agreement is non-cancelable and, other than with respect to Customer Agreements that have been fully prepaid or partially prepaid prior to the Borrowing Date, prepayable only with a mandatory prepayment amount equal to an amount determined by the discounting of all prepaid projected Customer Payments at a pre-determined discount rate (such discount rate not to be greater than [***]).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

e.	Governing Law of Customer Agreement: The related Customer Agreement is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of the related Customer Agreement under the applicable Project Document.

f.	Indemnity Provisions. Such modified Customer Agreement does not add or remove any indemnity or contingent liability provisions from the form which would reasonably be expected to have a material negative impact on its cash flows.

g.	Liquidated Damages. A Customer Agreement may contain liquidated damages or other penalty provisions, including in connection with performance, deliverability, availability or other similar obligations or guarantees over the term of the Customer Agreement, provided that such obligations or guarantees (i) relate to construction deadlines or otherwise are not applicable for events after placement in service or (ii) are backstopped by the corresponding obligations or guarantees under the Project Documents.

3.	Legal Compliance: The origination of the related Customer Agreement and related PV Systems, as installed, is in compliance in all material respects with respect to the applicable federal, state and local laws and regulations including those relating to usury, truth-in-lending, consumer credit protection and disclosure laws, the Federal Energy Regulatory Commission, federal power law and Environmental Law.

4.	Legal, Valid and Binding Agreement: The related Customer Agreement is the legal, valid and binding payment obligation of the related Host Customer, enforceable against such related Host Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

5.	Full Force and Effect: The related Customer Agreement is in full force and effect in accordance with its respective terms.

6.	Ordinary Course of Business: The related Customer Agreement relates to the sale of power from or the leasing of a PV System originated in the ordinary course of business of SolarCity.

7.	System: The related Host Customer has accepted the related PV System and the PV System has been Placed in Service. The solar photovoltaic panels and inverters with respect to the related PV System were manufactured by a vendor that, if applicable, meets the approved vendor requirements under the applicable Project Documents corresponding to such Subject Fund.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.	Project States: The PV System is located in a Project State, as such term is defined in the applicable Project Documents corresponding to such Subject Fund.

9.	No Condemnation: No condemnation is pending or threatened with respect to the PV System, or any portion thereof material to the ownership or operation of the PV System, and no unrepaired casualty exists with respect to the PV System or any portion thereof material to the ownership or operation of the PV System or the sale of electricity therefrom.

10.	PBI Payments
a.	All applications, forms and other filings required to be submitted in connection with the procurement of performance based incentives (“PBI”) payments have been properly made, or in the process of being made, in all material respects under applicable law, rules and regulations and the related PBI obligor is in the process of approving or has provided a written reservation approval (which may be in the form of electronic mail from the related PBI obligor) for the payment of PBI payments.

b.	All conditions to the payment of PBI payments by the related PBI obligor have been satisfied or approved or is in the process of being satisfied or approved, as applicable, and the PBI obligor’s payment obligation will be or is an absolute and unconditional obligation of the PBI obligor that is not subject to offset for any reason.

c.	If final forms and related agreements (including all applications, forms and other filings and any written reservation approvals, interconnection agreements and REC purchase agreements, each, a “Performance Based Incentive Agreement”) is required by the laws, rules or regulations governing the obligations of the PBI obligor to pay the PBI payments, such Performance Based Incentive Agreement is, to the knowledge of the Borrower, as applicable, the legal valid and binding payment obligation of the PBI obligor, enforceable against such PBI obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered at law or in equity).

11.	Warranties: All manufacturer warranties relating to the related Customer Agreement and the related PV System are in full force and effect and can be enforced by the Partnership Managing Member, Lessor Managing Member, Lessor or Lessee, as applicable (other than with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally).

12.	Covered Assets: Such PV Systems have been included in “Covered Assets” under the applicable maintenance service agreement and administrative service agreements of the applicable Subject Fund.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

13.	Liens: Such PV System is owned by the Lessor or Partnership, as applicable, within the Subject Fund, free and clear of all liens and encumbrances, except for liens permitted under the applicable Project Documents of the applicable Subject Fund.

14.	Fixture Filings: The terms of the related Customer Agreement provide that the parties thereto agree that the related PV System is not a fixture. SolarCity or an Affiliate thereof has filed a protective UCC fixture filing in respect of the related PV System; provided, however, that (i) certain of such UCC fixture filings have been released in order to assist the applicable Host Customer in a pending refinancing of such Host Customer’s mortgage loan or sale of home, (ii) such UCC fixture filings may not have been filed or maintained in a manner that would provide priority under the UCC over an encumbrance or owner of the real property subject to the UCC fixture filing, (iii) no fixture filings are made with respect to fully prepaid PV Systems and (iv) fixture filings may not have been made on PV Systems located on military property.

15.	Insurance: (i) If the applicable Subject Fund is a Partnership Flip Structure, the PV System is insured as specified under the applicable Project Document of such Subject Fund, or (ii) if the applicable Subject Fund is an Inverted Lease Structure, Lessor is not aware of a breach of Lessee’s covenant to insure the PV System pursuant to the terms of the applicable Project Documents.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 4

LIST OF SUBJECT FUNDS, FUNDED SUBSIDIARIES AND INVESTORS

Subject Funds	Funded Subsidiaries		Investors

[***]	— —	[***] [***]	[***]

[***]	— —	[***] [***]	[***]

[***]	— —	[***] [***]	[***]

[***]	— —	[***] [***]	[***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 5

PROJECT DOCUMENTS

—    [***]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX 6

SYSTEM INFORMATION

The following information with respect to each Current Project in the related Borrowing Notice is the “System Information”:

(a)	the applicable Subject Fund;

(b)	SolarWorks ID number;

(c)	the applicable Host Customer;

(d)	type of customer and agreement (i.e., residential or commercial customer; power purchase agreement or lease agreement);

(e)	PV System size;

(f)	Host Customer credit score (if applicable) as disclosed to Investor at the time of tranching;

(g)	the State in which such PV System is located;

(h)	the date upon which such PV System was “Placed In Service” for tax purposes;

(i)	the monthly payment associated with such PV System; and

(j)	the length of the remaining term of the applicable Customer Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.